                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     /X/ Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          Wendy's International, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                     Dana Klein -- Senior Corporate Counsel
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------

  (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

- --------------------------------------------------------------------------------

PROXY STATEMENT

Wendy's
International,
Inc.

WENDY's LOGO

                          WENDY'S INTERNATIONAL, INC.
                                  P.O. BOX 256
                            DUBLIN, OHIO 43017-0256

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Wendy's International, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Wendy's International, Inc. (the "Company") will be held at the Holiday Inn -- Worthington, 175 Hutchinson Avenue, Columbus, Ohio 43235, on Monday, May 2, 1994, at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     1. To elect four Directors, each for a term of three years.

     2. To ratify the selection of Coopers & Lybrand as the auditors of the Company for the current year.

     3. To approve amendments to the Company's 1978 Stock Option Plan.

     4. To approve amendments to the Company's 1982 Stock Option Plan.

     5. To approve amendments to the Company's 1984 Stock Option Plan.

     6. To approve amendments to the Company's 1987 Stock Option Plan.

     7. To approve amendments to the Company's 1990 Stock Option Plan.

     8. To approve the performance goals of the Senior Executive Earnings Maximization Plan.

     9. To transact such other business as may properly come before the meeting.

     The proposed amendments to the Company's stock option plans are summarized on pages 20 to 29 of the accompanying Proxy Statement.

     Only shareholders of record at the close of business on March 7, 1994 are entitled to notice of and to vote at the Annual Meeting of Shareholders.

                             YOUR VOTE IS IMPORTANT

     You are urged to date, sign and promptly return the enclosed Proxy so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. The giving of such Proxy does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting, and we request that you indicate your plans in this respect in the space provided on the enclosed form of Proxy.




                                                    LAWRENCE E. SCHAUF
                                                        Secretary

Dublin, Ohio
March 11, 1994

                          WENDY'S INTERNATIONAL, INC.
                                  P.O. BOX 256
                            DUBLIN, OHIO 43017-0256
                                 (614) 764-3100

                                PROXY STATEMENT

     The enclosed Proxy, for use at the Annual Meeting of Shareholders to be held on Monday, May 2, 1994, and any adjournments thereof, is being solicited on behalf of the Board of Directors of the Company. Without affecting any vote previously taken, the Proxy may be revoked by the shareholder by giving notice of revocation to the Company in writing or in open meeting. Unless otherwise specified, all properly executed Proxies received by the Board of Directors will be voted "FOR" the election as Directors of the nominees listed below under "ELECTION OF DIRECTORS", "FOR" the ratification of the selection of auditors, "FOR" approval of the amendments to the 1978 Stock Option Plan, "FOR" approval of the amendments to the 1982 Stock Option Plan, "FOR" approval of the amendments to the 1984 Stock Option Plan, "FOR" approval of the amendments to the 1987 Stock Option Plan, "FOR" approval of the amendments to the 1990 Stock Option Plan, and "FOR" approval of the performance goals of the Senior Executive Earnings Maximization Plan.

     Solicitation of Proxies may be made by mail, personal interview, telephone and telegraph by Officers, Directors and regular employees of the Company. In addition, the Company has retained, at an estimated cost of $10,000 plus reasonable outside expenses, Georgeson & Co., a firm specializing in proxy solicitation. All costs of solicitation will be borne by the Company. This Proxy Statement, including the Notice of Meeting, was first mailed to shareholders on March 17, 1994.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING RIGHTS

     The total number of outstanding shares entitled to vote at the meeting is 101,015,355 and only shareholders of record at the close of business on March 7, 1994, are entitled to notice of and to vote at said meeting or any adjournments thereof. Each shareholder is entitled to one vote for each share held and has cumulative voting rights in the election of Directors. A shareholder wishing to exercise cumulative voting must so notify the President, a Vice President or the Secretary of the Company in writing not less than 48 hours before the meeting. If cumulative voting is requested and if an announcement of such request is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder requesting cumulative voting, each shareholder will have a number of votes equal to the number of Directors to be elected multiplied by the number of shares owned by such shareholder and will be entitled to distribute his votes among the nominees as the shareholder sees fit. If cumulative voting is requested, as described above, the enclosed Proxy would grant discretionary authority to the Proxies named therein to cumulate votes and to distribute the votes among the candidates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information (based upon filings with the Securities and Exchange Commission) with respect to the persons known to the Company to own beneficially more than five percent of the outstanding common shares of the Company as of March 7, 1994:

                                                   (3) AMOUNT AND
                        (2) NAME AND ADDRESS    NATURE OF BENEFICIAL
 (1) TITLE OF CLASS     OF BENEFICIAL OWNER          OWNERSHIP          (4) PERCENT OF CLASS
- --------------------    --------------------    --------------------    --------------------
Common shares           R. David Thomas             6,001,931(a)                5.9%
                        P.O. Box 256
                        Dublin, Ohio 43017

- ---------------
(a) Includes common shares in which Mr. Thomas has shared voting and investment power.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 7, 1994, certain information with respect to the Company's common shares owned beneficially by each Director, by each nominee for election as a Director of the Company, the Executive Officers named in the Summary Compensation Table set forth on page 7 of this Proxy Statement and by all Directors and Executive Officers as a group:

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                                      (3) AMOUNT
                                                                      AND NATURE
                                                                     OF BENEFICIAL
                                                 (2) NAME OF           OWNERSHIP          (4) PERCENT
           (1) TITLE OF CLASS                 BENEFICIAL OWNER          (A)(B)             OF CLASS
- -----------------------------------------  -----------------------  ---------------   -------------------
(All of these are common shares.)          R. David Thomas             6,001,931              5.9%
                                           James W. Near               1,147,556              1.1%
                                           John K. Casey                 157,642               .2%
                                           Gordon F. Teter               146,704               .1%
                                           Ronald E. Musick              213,462               .2%
                                           W. Clay Hamner                  7,744               --
                                           Ernest S. Hayeck                  500               --
                                           Thomas F. Keller                1,086               --
                                           Fielden B. Nutter, Sr.         39,776               --
                                           James V. Pickett               47,691               --
                                           Thekla R. Shackelford          12,119               --
                                           Arthur I. Vorys                68,339               .1%
                                           Edwin L. Ourant                 1,554               --
                                           All Directors and
                                           Executive Officers as a
                                           group (25 persons)          8,312,540              8.2%

- ---------------
(a) The amounts reflected in this table include common shares in which there is shared voting and investment power.

(b) Includes options exercisable within 60 days following March 7, 1994.

     The information with respect to beneficial ownership is based upon information furnished by each Director, nominee or Executive Officer, or information contained in filings made with the Securities and Exchange Commission.

                             ELECTION OF DIRECTORS

     The Board of Directors has designated the following nominees for election as Directors of the Company with their terms to expire in 1997:

                              DIRECTORS AND THEIR                                      DIRECTOR
                             PRINCIPAL OCCUPATIONS                               AGE    SINCE
                             ---------------------                               ---   --------
Fielden B. Nutter, Sr.(1)......................................................  69      1980
  President, F.B. Nutter Leasing Co.
  Pompano Beach, Florida
  Chairman and Chief Executive Officer, John Henry Rock Drills, Inc.
  Belle, West Virginia

James W. Near (1)..............................................................  55      1981
  Chairman of the Board and Chief Executive Officer

James V. Pickett(1)............................................................  52      1982
  Chairman, The Pickett Companies; Managing Director of the real estate investment group of Banc One Capital Corporation
  Dublin, Ohio

Thomas F. Keller(2)............................................................  62      1991
  Dean and R.J. Reynolds Professor of Business Administration, Fuqua School of
  Business, Duke University
  Durham, North Carolina

     The following Directors will continue to serve after the 1994 Annual
Meeting:

TERMS EXPIRING IN 1995
R. David Thomas(2).............................................................  61      1969
  Senior Chairman of the Board and Founder

John K. Casey(1)...............................................................  61      1988
  Vice Chairman and Chief Financial Officer

Ernest S. Hayeck(1)............................................................  69      1993
  Retired Central District Court Judge for Worcester County, Massachusetts

TERMS EXPIRING IN 1996
Arthur I. Vorys, Esq.(1)(2)....................................................  70      1980
  Of counsel, Vorys, Sater, Seymour and Pease
  Columbus, Ohio

Thekla R. Shackelford(2).......................................................  59      1984
  Owner, School Selection Consulting
  Columbus, Ohio

Ronald E. Musick(1)............................................................  53      1987(3)
  Executive Vice President

W. Clay Hamner (1)(2)..........................................................  48      1987
  Chairman and Chief Executive Officer, Montrose Capital Corporation
  Durham, North Carolina

Gordon F. Teter (1)............................................................  50      1990
  President and Chief Operating Officer

- ---------------
(1) Mr. Nutter became President of F.B. Nutter Leasing Co. in 1981. He was President of Pinnacle Industries, Inc. from October, 1986 until that company finished development of a coal mining facility in

    1991. He was Chairman and Chief Executive Officer of Kare Electronics, Inc. from December, 1988 until June 1, 1993, when that company was dissolved. Mr. Nutter has been Chairman and Chief Executive Officer of Dickirson Drills, Inc. since April, 1992. He assumed his current position with John Henry Rock Drills, Inc. on September 1, 1993. F.B. Nutter Leasing Co. is a real estate leasing and management company. Kare Electronics, Inc. distributed electronic monitoring devices. Dickirson Drills, Inc. manufactures rotary blast hole drills. John Henry Rock Drills, Inc. manufactures hydraulic rock drills.

     Mr. Near was President and Chief Operating Officer of Sisters International, Inc. from 1981 until August 12, 1986, when he assumed the position of President and Chief Operating Officer of the Company. He assumed the duties of Chief Executive Officer on February 21, 1989. Mr. Near became Chairman of the Board on February 18, 1991.

     Mr. Pickett has served as President and Chief Executive Officer of various companies generally known as The Pickett Companies since 1969. The Pickett Companies are involved in real estate development, ownership and management. Due to declining economic conditions, certain of the companies which comprise The Pickett Companies filed a petition under Chapter 11 of the United States Bankruptcy Code on February 1, 1991. A consolidated plan of reorganization was filed on December 30, 1991 and approved by the bankruptcy court on April 19, 1992. Mr. Pickett became the Managing Director of the real estate investment group of Banc One Capital Corporation on February 1, 1993.

     Mr. Casey was Senior Vice President of the Company from February 20, 1984 to April 30, 1987, at which time he became Executive Vice President. Mr. Casey became Executive Vice President -- Finance and Administration, on December 23, 1987. He assumed his current position on February 18, 1991.

     Judge Hayeck was Central District Court Judge for Worcester County, Massachusetts, from January 27, 1970 until he retired on January 26, 1993. Mr. Hayeck was awarded the American Bar Association Franklin N. Flaschner Judicial Award in 1992. He is also a faculty member of the National Judicial College. He became a Director of the Company on February 8, 1993.

     Mr. Vorys was a partner in the law firm of Vorys, Sater, Seymour and Pease until December 31, 1992.

     Mr. Musick was Vice President, Secretary and Treasurer of Sisters International, Inc. from March 27, 1981 to October 12, 1982. He was Senior Vice President, Secretary and Treasurer of Sisters International, Inc. from October 12, 1982 to March 31, 1987. Mr. Musick was Senior Vice President of the Company from October 28, 1986 to August 1, 1991, at which time he assumed his current position.

     Montrose Capital Corporation is a private investment company.

     Mr. Teter was President of Casa Lupita Restaurants and Executive Vice President of its parent company, Ponderosa, Inc., from 1985 to May, 1987. Mr. Teter became a Senior Vice President of the Company in September, 1987, and Executive Vice President in February, 1988. He assumed his present duties on February 18, 1991.

     Each of the other Directors has had the same principal occupation and employer during the past five years as set forth in this table.

(2) Also, Mr. Keller serves as a director of Ladd Furniture Company, Hatteras Income Securities, Inc., Nations Funds, Inc., Nations Fund Trust, Mentor Growth Fund, Monk-Austin, Inc., American Business Products and Cambridge Investment Trust; Mr. Thomas serves as a director of Clinton Gas Systems, Inc.; Mr. Vorys serves as a director of Willis Corroon plc and Ohio Casualty Corporation; Mrs. Shackelford serves as a director of Banc One Corporation; and Mr. Hamner serves as a director of Vista Resources, Inc. and Interstate/Johnson Lane, Inc.

(3) Mr. Musick was a Director of the Company from 1970 to 1981.

     Unless otherwise directed, the persons named in the Proxy will vote the Proxies for the election of Messrs. Nutter, Near, Pickett and Keller as Directors of the Company, each to serve for a term of three years and until their successors are elected and qualified. While it is contemplated that all nominees will stand for election, in the event any person nominated fails to stand for election, the Proxies will be voted for such other person or persons as may be designated by the Directors. Management has no reason to believe that any of the above-mentioned persons will not stand for election or serve as a Director.

     Under Ohio law and the Company's Code of Regulations, the four nominees receiving the greatest number of votes will be elected as Directors. Shares as to which the authority to vote is withheld and broker non-votes are not counted toward the election of Directors or toward the election of the individual nominees specified on the Proxy.

                            COMMITTEES OF DIRECTORS

     A total of seven meetings of the Board of Directors of the Company were held during 1993. No Director attended less than 75 percent of the aggregate of
(1) the total number of meetings of the Board of Directors, and (2) the total number of meetings held by all committees of the Board of Directors on which that Director served during the period each served as a Director.

     The Board of Directors has an Audit Committee, a Board Membership Committee and a Compensation Committee.

     The members of the Audit Committee are Messrs. Keller (Chairman), Hayeck, Hamner, Pickett and Vorys. The Committee met four times during 1993. Its function is to review the accounting and financial reporting practices of the Company and the adequacy of the Company's system of internal control, to review the scope and adequacy of internal audit activities and the work of the Company's independent Certified Public Accountants, and to recommend to the Directors a firm of accountants to serve as the Company's independent Certified Public Accountants.

     The members of the Board Membership Committee are Messrs. Pickett (Chairman), Hamner, Near, Thomas and Vorys. The Committee met twice during 1993. Its function is to recommend candidates for membership to the Board of Directors. The Board Membership Committee will consider nominees recommended by shareholders, provided that the names of such nominees are submitted in writing, not later than November 17, 1994, to R. David Thomas, P. O. Box 256, Dublin, Ohio 43017-0256. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a Director, if elected, and a commitment by the nominee to meet personally with the Committee members.

     Until May 3, 1993, the Board of Directors had used an Executive Compensation Committee to examine the levels and methods of compensation for certain Executive Officers, and a Stock Option Committee to consider the adoption of stock option plans and the granting of stock options thereunder. Those committees were combined to become the Compensation Committee on May 3, 1993. The members of the Compensation Committee are Messrs. Nutter (Chairman) and Hamner, and Mrs. Shackelford. The Compensation Committee or the separate committees which were combined into it met four times during 1993. The Compensation Committee's function is to examine the levels and methods of compensation employed by the Company with respect to the individuals named or to be named in the Company's proxy statement, to review and evaluate alternative and additional compensation programs for these individuals, and to make recommendations to the Board of Directors on such matters. Until February 22, 1994, the Compensation Committee also recommended to the full Board of Directors those employees to whom stock options should be granted pursuant to the Company's stock option plans, recommended to the full Board of Directors the terms and conditions of such stock options, and made administrative decisions as provided in the Company's stock option plans.

     Effective February 22, 1994, the Compensation Committee was delegated the authority to make all decisions regarding the individuals to whom options are to be granted under the Company's stock option plans, and the timing, pricing, number of options to be granted and the other terms of such grants, subject to shareholder approval of the proposed amendments to the stock option plans as discussed in the section of this Proxy Statement entitled "APPROVAL OF AMENDMENTS TO STOCK OPTION PLANS". In addition, effective February 22, 1994, the Compensation Committee was delegated the authority to adopt one or more cash bonus plans which will qualify compensation paid thereunder as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and to implement and administer such plans. Please refer to the section of this Proxy Statement entitled "APPROVAL OF PERFORMANCE GOALS OF THE SENIOR EXECUTIVE EARNINGS MAXIMIZATION PLAN" (beginning at page 29) for the discussion of Section 162(m).

     In addition to the three committees set forth above, the Board of Directors has an Executive Committee and a Finance Committee.

     Directors who are not employees of the Company are paid $7,000 quarterly, plus $1,500 for each Board meeting and $1,000 for each qualified committee meeting attended, including telephonic meetings, for all services, plus expenses. If more than one qualified meeting is held on the same day, a separate fee is paid for each such meeting. Meetings of the Audit and Compensation Committees are qualified meetings, together with any special committees established from time to time.

     Directors who are not employees of the Company also receive grants of stock options under Part II of the Company's 1990 Stock Option Plan. The number of shares for which options are presently granted to each non-employee Director is equal to 50% of the amount paid to such Director during the preceding fiscal year as director's fees (including quarterly retainer fees and Board meeting fees but excluding committee meeting fees and expense reimbursements), divided by the option exercise price and rounded to the nearest whole share. The option exercise price is 100% of the fair market value of the Company's common shares on the date of grant. Options are granted on the date on which the regularly scheduled Board meeting is held during the Company's third fiscal quarter. Each option is granted for a period of 10 years. 25% of the options granted each year become exercisable on each of the first four anniversaries of the grant date for such options. If the proposed amendments to the 1990 Stock Option Plan are approved by shareholders, directors who are not employees of the Company will receive an annual grant of options to purchase 1,100 common shares. The proposed amendments will not affect the other terms described in this paragraph.

     The Company entered into a consulting agreement with Ernest S. Hayeck effective February 8, 1993. The agreement provided that upon the request of the Company, Judge Hayeck would consult with the Company regarding the identification of prospective minority franchise owners and suppliers, and matters pertaining to international development. Judge Hayeck was compensated for his services at the rate of $1,000 per day, plus reasonable expenses. The consulting agreement was terminated by mutual agreement of the Company and Judge Hayeck effective July 31, 1993. Judge Hayeck was paid a total of $12,000.00 for services rendered under the agreement, plus expenses of $4,402.11.

                           COMPENSATION OF MANAGEMENT

     The following table summarizes compensation awarded or paid to, or earned by, each of the named Executive Officers during each of the Company's last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                         ------------
                                                 ANNUAL COMPENSATION      SECURITIES       ALL OTHER
                                                 --------------------     UNDERLYING      COMPENSATION
     NAME AND PRINCIPAL POSITION        YEAR     SALARY($)   BONUS($)     OPTIONS(#)         ($)(1)
- --------------------------------------  -----    --------    --------    ------------     ------------
James W. Near,                          1993      618,808     708,251       140,746            6,179
Chairman of the Board                   1992      578,462     650,000       150,717            6,366
and Chief Executive                     1991      515,000     421,800       161,062            3,866
Officer
R. David Thomas,                        1993     736,674(2)   287,500             0            6,179
Senior Chairman of                      1992     713,183(2)   278,125             0            6,366
the Board and                           1991     586,234(2)   205,000             0            3,866
Founder
Gordon F. Teter,                        1993      395,577     476,915        82,401            6,179
President and Chief                     1992      367,308     346,563        79,720            6,366
Operating Officer                       1991      317,308     272,767        83,848            3,866
John K. Casey,                          1993      316,462     398,653        60,956            6,179
Vice Chairman and                       1992      296,154     332,500        63,924            6,366
Chief Financial                         1991      260,577     261,308        71,467            3,866
Officer
Edwin L. Ourant,                        1993      262,346     277,315        45,423            6,179
Executive Vice                          1992      240,866     229,525        55,428            6,366
President and                           1991      225,000     192,700        50,159            3,866
President -- Wendy's Restaurants
of Canada Inc.

- ---------------
(1) The amounts shown in this column for each named Executive Officer consist of
    (i) executive health insurance premiums paid by the Company for coverage for the named Executive Officers of $2,940, $2,940 and $2,940 for 1993, 1992 and 1991, respectively; and (ii) aggregate contributions or other allocations to the Company's defined contribution plans of $3,239, $3,426, and $926 made in 1993, 1992, and 1991, respectively.

(2) The amounts shown in this column for Mr. Thomas include payments made to Mr. Thomas for services rendered as the principal spokesman in the Company's television and radio commercials (the "Advertising Payments") in the amounts of $241,097, $248,183 and $176,234 in 1993, 1992 and 1991, respectively. Mr.
    Thomas was paid for these services at the minimum rate permitted by applicable union contract provisions. The Advertising Payments were not acted on by the Compensation Committee since they were not made for services rendered by Mr. Thomas in his capacity as an Executive Officer. The Advertising Payments are therefore not included in the compensation data set forth in the section of this Proxy Statement entitled "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION" (which begins on page 10).

     The following table sets forth information concerning individual grants of stock options made during the last fiscal year to each of the named Executive Officers.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
- -----------------------------------------------------------------------------------------------
                                         NUMBER OF      % OF TOTAL
                                        SECURITIES       OPTIONS
                                        UNDERLYING      GRANTED TO      EXERCISE                   GRANT DATE
                                          OPTIONS      EMPLOYEES IN      PRICE       EXPIRATION   PRESENT VALUE
NAME                                   GRANTED(#)(1)   FISCAL YEAR    ($/SHARE)(2)      DATE          $(3)
- ----                                   -------------   ------------   ------------   ----------   -------------
James W. Near                             140,746          6.75%        $ 14.375       8/4/03       $ 727,657
R. David Thomas                                 0            N/A             N/A          N/A             N/A
Gordon F. Teter                            82,401          3.95%        $ 14.375       8/4/03       $ 426,013
John K. Casey                              60,956          2.92%        $ 14.375       8/4/03       $ 315,143
Edwin L. Ourant                            45,423          2.18%        $ 14.375       8/4/03       $ 234,837

- ---------------
(1) 25% of the options listed in this column become exercisable on August 5, 1994. An additional 25% becomes exercisable each successive August 5. These exercise dates may be accelerated if the Company is involved in certain change-in-control transactions as specified in the Company's various stock option plans. If the Executive Officer's employment is terminated for any reason other than death or disability, the options will be canceled as of the date of such termination. If the Executive Officer's employment is terminated by reason of his death or disability, the options may be exercised at any time during the six month period after his death or date of becoming disabled, subject to the stated term of the options.

(2) The exercise price is determined in accordance with the Company's stock option plans. The plans provide that the exercise price is the mean of the high and low prices at which common shares of the Company are traded on the New York Stock Exchange on the date of grant.

(3) All values shown are pre-tax. Values shown were calculated using the Black-Scholes option pricing model and the following assumptions: expected volatility .283; risk-free rate of return 5.45%; dividend yield 1.32%; and an expected time of exercise of seven years. No adjustments were made for the non-transferability of the options or for the risk of forfeiture. The Company is not aware of any model which will determine with reasonable accuracy a present value based on future unknown or volatile factors. No gain to the optionees is possible without an increase in the market price of the Company's common shares above the market price on the date of grant. If such increase occurs, all shareholders will benefit commensurately. If no increase in the market price occurs, optionees will realize no value from stock options.

     The following table sets forth information regarding each individual exercise of stock options made during the last fiscal year by each of the named Executive Officers.

                          AGGREGATED OPTION EXERCISES
                              IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF                     VALUE OF
                                                              SECURITIES UNDERLYING              UNEXERCISED
                                                               UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                              SHARES                          AT FISCAL YEAR-END(#)      AT FISCAL YEAR-END($)(1)(2)
                           ACQUIRED ON        VALUE        ---------------------------   ---------------------------
          NAME             EXERCISE(#)    REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------------------  ------------   --------------   -----------   -------------   -----------   -------------
James W. Near                  15,555       $  117,751       775,736        523,632      $ 8,233,121    $ 3,822,595
R. David Thomas                     0              N/A             0              0                0              0
Gordon F. Teter               238,727       $1,879,547        61,852        245,360      $   427,769    $ 1,598,341
John K. Casey                  88,065       $  563,797        61,839        199,699      $   468,077    $ 1,349,925
Edwin L. Ourant                94,789       $  683,376           481        160,949      $     2,735    $ 1,116,751

- ---------------
(1) All values as shown are pre-tax.

(2) Based on the fiscal year-end closing price of $17.375 per share.

     The following table sets forth the estimated total retirement benefit that would be payable to Executive Officers (and other officers) from the qualified and supplemental retirement plans combined of the Company.

FINAL AVERAGE                                          ESTIMATED ANNUAL PENSION PAYABLE AT AGE
COMPENSATION                                                             65,
AT AGE 60                                              BASED ON YEARS OF SERVICE INDICATED (1)
- ------------                                           ----------------------------------------
                                                         5             10         15 OR MORE(2)
                                                         -             --         -------------
$ 100,000...........................................  $ 16,667      $ 33,333        $  50,000
$ 150,000...........................................  $ 25,000      $ 50,000        $  75,000
$ 200,000...........................................  $ 33,333      $ 66,667        $ 100,000
$ 250,000...........................................  $ 41,667      $ 83,333        $ 125,000
$ 300,000...........................................  $ 50,000      $100,000        $ 150,000
$ 400,000...........................................  $ 66,667      $133,333        $ 200,000
$ 500,000...........................................  $ 83,333      $166,667        $ 250,000
$ 600,000...........................................  $100,000      $200,000        $ 300,000
$ 700,000...........................................  $116,667      $233,333        $ 350,000
$ 800,000...........................................  $133,333      $266,667        $ 400,000
$ 900,000...........................................  $150,000      $300,000        $ 450,000
$1,000,000..........................................  $166,667      $333,333        $ 500,000

- ---------------
(1) Based on benefits commencing at age 65 and the employee continuing employment with the Company or its subsidiaries until age 65.

(2) The amount of the benefit payable at age 65 would not exceed the amount shown in this column even if the employee had more than 15 years of service.

     The Company has three retirement plans which apply to Executive Officers in addition to other Officers and/or employees. Mr. Thomas is the sole remaining participant in a fourth plan, and he does not continue to accrue benefits under that plan. The table set forth above shows the estimated total retirement benefits that would be payable from all plans combined.

     The benefits listed in the above table are based on final average compensation at age 60 for a participant, with termination of employment and payments commencing at age 65. Final average compensation is one-fifth of the highest aggregate compensation received during five consecutive calendar years within the last 10 complete calendar years of employment preceding the participant's attainment of age 60. "Compensation" for purposes of the retirement plans is defined as the sum of all amounts includable for W-2 purposes and paid by the Company to an employee and amounts of pay reduced in accordance with an arrangement established by the Company which qualifies under Section 125 of the Internal Revenue Code of 1986, as amended, except that prizes, awards, imputed income from excess group life insurance amounts, moving expenses, adjustments for cost of living, housing allowances, compensation arising from the leasing of automobiles by the Company, income tax differentials and other similar differentials are not included in the definition of "compensation". Due to differences in the definition of "compensation" between the applicable regulations of the Securities and Exchange Commission and the Internal Revenue Service, the amounts shown as annual compensation in the Summary Compensation Table are different than the amount of "compensation" used to determine benefits payable to the Company's retirement plans. The amounts shown as annual compensation in the Summary Compensation Table include bonus amounts paid to the named Executive Officers in 1994 for the Company's performance in 1993 fiscal year, and excludes amounts paid to the named Executive Officers in 1993 based on the Company's performance during its 1992 fiscal year. The final average compensation amounts as of the end of fiscal year 1993 for Messrs. Near, Thomas, Teter, Casey and Ourant are $901,865, $495,458, $505,738, $382,512 and $307,625, respectively.

     Benefits vest after a participant has attained five years of service. Messrs. Near, Thomas, Teter, Casey and Ourant have been credited with 13, 24, 6, 13 and 7 years of service, respectively, under the plans.

     The estimated annual pension amounts are computed on a single straight-life annuity payment basis. Benefits listed in the table are not subject to deduction for Social Security or other offset amounts.

     Company contributions or accruals on behalf of each named Executive Officer under the Company's defined contribution plans were included in the "All other compensation" column of the Summary Compensation Table.

     Notwithstanding anything to the contrary as set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report and the performance graph on page 15 shall not be incorporated by reference into any such filings.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation policy has been "pay for performance" since well before the current popularity of that concept. In an effort to provide shareholders with a better understanding of the Company's executive compensation practices, this report provides information beyond the information required by the new proxy rules issued in 1992 by the Securities and Exchange Commission.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program is based on two objectives:

        Providing market-competitive compensation opportunities, and

        Creating a strong link between the interests of the shareholders, the Company's financial performance, and the total compensation of the Company's Executive Officers.

     There are three components to the Company's executive compensation program: annual cash compensation, longer-term incentive compensation and benefits. The annual cash compensation program is comprised of base salary and annual incentive compensation. Base salary and annual incentive compensation opportunities are set by periodic comparison to external rates of pay for comparable positions within the food-service industry. The companies used for this comparison are the same companies which comprise the "Restaurant Index" shown on the graph on page 15, except that compensation data for Perkins Family Restaurants, L.P. is not used because such data is not publicly available.

     Base salaries are targeted at the 50th percentile of competitive data. Individual variability is based on performance and experience. Adjustments are normally considered annually, based upon general movement in external salary levels, individual performance and potential, and/or changes in the position's duties and responsibilities.

     Annual incentive compensation opportunities are targeted at the 50th percentile of competitive data. The Company had two cash bonus plans which applied to Executive Officers for the 1993 fiscal year. Under the Earnings Maximization Plan, participants received annual incentive awards which were based on the extent to which the Company exceeded specified net income goals for the year. The net income goals were established in 1991 and increase annually. The goals have been specified through the Company's 1998 fiscal year. Under the Management Incentive Plan, 1993 incentive awards were based on the extent to which the Company achieved or exceeded specified earnings per share and return on assets goals for the year. The awards to participants under this plan were based on the payout percentages specified in the following table multiplied by the participant's base salary and the targeted bonus percentage applicable to such employee's grade (which ranged from 10% to 25% of base salary). For 1993 the Company attained between 100 percent and 109.9 percent of its earnings per share and return on assets goals.

                  MANAGEMENT INCENTIVE PLAN PAYOUT PERCENTAGES

        % ATTAINMENT
       ---------------
   E
   A   120.0%+                       100%             125%              150%                175%             200%
   R
   N
   I   110.0% - 119.9%                75%             100%              125%                150%             175%
   N
   G
   S   100.0% - 109.9%(1)             50%              75%              100%                125%             150%
   P
   E
   R   85.0% - 99.9%                  25%              50%               75%                100%             125%
   S
   H
   A   80.0% - 84.9%                   0%              25%               50%                 75%             100%
   R                         ===================================================================================
   E                         80.0 - 84.9%     85.0 - 99.9%    100.0 - 109.9%(1)   110.0 - 119.9%           120.0%   +  % ATTAINMENT
                                                                                                                     --------------


                                RETURN ON ASSETS
- ---------------
(1) Indicates percentage of attainment applicable for fiscal year 1993.

     Total annual cash compensation may be well below the 50th percentile when target performance is not achieved. When targets are significantly exceeded, total annual cash compensation may equal or exceed the 75th percentile.

     The longer-term incentive compensation program primarily consists of stock options (although one of the cash incentive award programs has a longer-term orientation, since the annual financial performance goals have been specified through fiscal 1998). Award opportunities under the stock option program are also set by periodic comparison to stock option grants made to comparable positions within the food-service industry, and are set at approximately the 75th percentile. The companies used for this comparison are the same companies which comprise the "Restaurant Index" shown on the graph on page 15, except that compensation data for Perkins Family Restaurants, L.P. is not used because such data is not publicly available. Options are exercisable at not less than 100% of the fair market value of the Company's common shares on the date of grant. Beginning in 1994, award opportunities under the stock option program will be based on a fixed number of options for each eligible employee grade. The fixed number of options to be awarded will be adjusted periodically by comparison to comparable positions within the food-service industry. As a result, the Black-Scholes value of options awarded will increase or decrease based on how the Company's stock price has changed since the previous year's option awards (assuming that the other inputs used in the Black-Scholes calculation remain constant). Grantees do not receive a benefit from stock options unless and until the market price of the Company's common shares increases. This program accomplishes the objective of linking each Executive Officer's opportunity for financial gain to increases in shareholder wealth, as reflected by the market price of the Company's common shares.

     The benefits program is comprised of retirement income and group insurance plans. The objective of the program is to provide Executive Officers with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability and ill health) which will interrupt the Executive Officer's employment and/or income received as an active employee. The retirement program consists of two tax-qualified plans that cover all full-time management and administrative employees, and a supplemental retirement plan which covers the Executive Officers and other Officers of the Company. Mr. Thomas is the sole remaining participant in a fourth retirement plan, and he does not continue to accrue benefits under that plan. The group insurance program consists of life, disability and health insurance benefit plans that cover all full-time management and administrative employees and the executive health care reimbursement plan, which covers Executive Officers and other Officers.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation". The Internal Revenue Service issued proposed regulations on December 15, 1993 which give some guidance to publicly held companies about how to qualify compensatory plans to meet the "performance-based compensation" requirements. However, the final regulations are not expected to be issued until at least later this year. Since there are a number of significant unanswered questions about how the proposed regulations will affect the Company's annual cash incentive and non-qualified retirement plans and the Company cannot predict what requirements the final rules will contain, the Company has adopted a new cash incentive plan and amended its stock option plans, and is seeking shareholder approval with regard to the new cash incentive plan and the amendments to the stock option plans, in a good faith effort to qualify compensation received under those plans as "performance-based" for purposes of Section 162(m). The Company will continue to review its compensatory plans and to assess the desirability of further revisions as the final regulations are issued, the Internal Revenue Service begins to issue interpretations, and competitive practices begin to emerge.

PAY/PERFORMANCE LINK

     The Committee believes that the Company's executive compensation program has resulted in a positive relationship between the compensation paid to Executive Officers and the Company's performance. The net income and earnings per share/return on assets goals for 1993 were met or exceeded. As a result, incentive cash compensation was 51% of the total cash compensation paid to Executive Officers for 1993.

     Total cash compensation (salary and bonus) for Mr. Near and for the named Executive Officers as a group increased 8.0% and 12.0%, respectively, over the prior year. For the same years, the Company's net income increased 22.5% to $79,267,000 (or $.76 per share, fully diluted) from $64,698,000 (or $.63 per share, fully diluted). The Company's fully diluted earnings per share have risen 153.3% since 1988, while the average total cash compensation for the named Executive Officers has risen 62.2%. The following table and graphs show the correlation between the Company's performance, measured as earnings per share, and the average total cash compensation for the Chief Executive Officer and the five named Executive Officers since 1988.

                                                  1989       1990      1991      1992      1993
                                                 ------      -----     -----     -----     -----
Percentage change from prior year in earnings
  per share (fully diluted)...................     6.7%      28.1%     26.8%     21.2%     20.6%

Percentage change from prior year in average
  cash compensation for five named Executive
  Officers....................................   (11.8)%      6.3%     25.8%     22.8%     12.0%

Percentage change from prior year in cash
  compensation for CEO........................   (14.4)%(1)  14.6%     30.1%     31.1%      8.0%

- ---------------
(1) Based on amounts paid to Robert L. Barney, the then-CEO, in 1988.

                               EARNINGS PER SHARE

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)             WEN
1988                                 $.30
1989                                  .32
1990                                  .41
1991                                  .52
1992                                  .63
1993                                  .76

          AVERAGE CASH COMPENSATION FOR FIVE NAMED EXECUTIVE OFFICERS

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)              WEN
1988                                 $522,586
1989                                  461,138
1990                                  490,017
1991                                  616,292
1992                                  756,901
1993                                  847,481

                            CASH COMPENSATION OF CEO

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)                WEN
1988                                   $ 733,348
1989                                     628,046
1990                                     720,000
1991                                     936,800
1992                                    1,228,46
1993                                    1,327,05

     The following table shows the total cash compensation paid to the Chief Executive Officer and to the named Executive Officers since 1988 as a percentage of the increase in the Company's market capitalization. Cash compensation paid to the Chief Executive Officer and the average cash compensation paid to the five named Executive Officers was a small percentage of the overall wealth created for shareholders since 1988, expressed as a percentage of market capitalization.

                                                      1989         1990    1991     1992     1993
                                                     ------        -----   -----   ------   ------
Market capitalization(1) (millions)................  $  447        $ 605   $ 962   $1,248   $1,751
Percentage change from prior year in market
  capitalization...................................   (19.6)%       35.3%   59.0%    29.7%    40.3%
Average cash compensation for five named Executive
  Officers as a percentage of market capitalization
  increase.........................................    --  (2)       .31%    .17%     .26%     .17%
Cash compensation of CEO as a percentage of market
  capitalization increase..........................    --  (2)(3)    .46%    .26%     .43%     .26%

- ---------------
(1) Calculated as closing price on the last day of the fiscal year multiplied by the number of common shares issued at year end.
(2) Not calculable since market capitalization decreased from 1988 to 1989.
(3) Based on amounts paid to Robert L. Barney, the then-CEO, in 1988.

COMPENSATION FOR CHIEF EXECUTIVE OFFICER

     The total increase in the Company's market capitalization for 1993 over 1992 was $503 million. The increase in Mr. Near's annual cash compensation for the same period was $98,597, or two-hundredths of one percent (.02%) of the increase in market capitalization. Mr. Near's cash compensation in 1993 was twenty-six hundredths of one percent (.26%) of the increase in market capitalization. Viewed over the period since Mr. Near became the Chief Executive Officer of the Company, Mr. Near's annual cash compensation has increased by $699,013, while the Company's market capitalization increased by $1.195 billion.

     Mr. Near's salary for 1993 was targeted at the 50th percentile of competitive data, consistent with the policy previously discussed. His salary for 1993 was a 5.9% increase over his salary in 1992. In setting Mr. Near's base salary level, the Compensation Committee also considered Mr. Near's vast experience in the quick-service restaurant industry and the Company's performance under his leadership.

     An annual cash incentive award is payable to Mr. Near only if the Company achieves or exceeds specified annual net income goals. The amount of the award can increase if the Company exceeds the specified goals. Conversely, no award is payable if the Company does not achieve the specified goals. The payment to Mr. Near for 1993 was based on the Company exceeding its 1993 goals. 53% of Mr. Near's cash compensation for 1993 was incentive pay. Since the incentive award increases as the Company's performance increases, and decreases (or becomes zero) if the specified goals are not met, Mr. Near's cash compensation is significantly affected by the Company's performance.

     Long-term incentives in the form of stock options were granted to Mr. Near in 1993. Stock options were granted at 100% of the fair market value of the Company's common shares on August 5, 1993, the date of grant. Options serve to directly align Mr. Near's interests with the interests of other shareholders, since Mr. Near will not realize a benefit unless and until the market price of the Company's common shares increases.

     The number of options granted to Mr. Near during 1993 was designed to approximate the 75th percentile of comparable positions within the food-service industry, consistent with the policy previously described. The options granted to Mr. Near should provide a significant long-term incentive which will benefit both Mr. Near and the Company's other shareholders.

     The Committee believes that the information set forth in this report strongly supports the conclusion that Mr. Near has been reasonably compensated for the job he has done since he became the Chief Executive Officer. His opportunities to increase his future compensation depend on the Company's future performance. The compensation programs applicable to Mr. Near have accomplished the objective of linking shareholder and financial performance to Mr. Near's total compensation.

                                          Respectfully submitted,

                                          COMPENSATION COMMITTEE

                                          Fielden B. Nutter, Sr., Chairman
                                          W. Clay Hamner
                                          Thekla R. Shackelford

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) against the cumulative total return of the S&P 500 Stock Index and an index comprised of the "restaurant companies" (excluding the Company) that were listed in the Value Line Investment Survey (the "Restaurants Index").

                    COMPARISON OF FIVE-YEAR TOTAL RETURN(1)
                        FOR WENDY'S INTERNATIONAL, INC.,
                            THE RESTAURANTS INDEX(2)
                             AND THE S&P 500 INDEX

      MEASUREMENT PERIOD                          RESTAURANTS
    (FISCAL YEAR COVERED)             WEN            INDEX         S&P INDEX
1988                                    100.00          100.00          100.00
1989                                     83.81          140.59          131.49
1990                                    118.70          118.31          127.32
1991                                    192.60          158.20          166.21
1992                                    251.04          198.73          179.30
1993                                    351.25          226.37          197.23

- ---------------
(1) Assumes $100 invested on December 31, 1988, in Wendy's International, Inc. common shares, the Restaurants Index and the S&P 500 Index. Total return assumes dividend reinvestment.
(2) The Restaurants Index has been computed by the Company, and is comprised of the following 16 companies: Bob Evans Farms, Inc.; Carl Karcher Enterprises, Inc.; Frisch's Restaurants, Inc.; International Dairy Queen; JB's Restaurants, Inc.; Luby's Cafeterias, Inc.; McDonald's Corporation; Morrison

    Inc.; National Pizza Co.; Perkins Family Restaurants, L.P.; Piccadilly Cafeterias, Inc.; Ryan's Family Steak Houses, Inc.; Shoney's, Inc.; Sizzler Restaurants, Inc.; TCBY Enterprises, Inc.; and VICORP Restaurants, Inc. It excludes Wendy's International, Inc., the 17th "restaurant company" in the Value Line Investment Survey(C) on the relevant date. This Index has been weighted by market capitalization of each component company. Component companies in the Restaurants Index were the restaurant companies listed in the Value Line Investment Survey(C) Edition 2 dated December 25, 1992. The Value Line Investment Survey(C) is published by Value Line Publishing, Inc.

                        STOCK OPTION COMMITTEE INTERLOCK
                           AND INSIDER PARTICIPATION

     R. David Thomas, Senior Chairman of the Board and Founder, was the Chairman of the Stock Option Committee until February 23, 1993, at which time he resigned from that Committee. Mr. Thomas did not receive stock option grants during 1993. The Stock Option Committee was combined with another committee to become the Compensation Committee on May 3, 1993.

     Kenneth Thomas, the son of R. David Thomas, is a 50% shareholder in Consolidated Restaurants of California, Inc., which owns the right to operate eight Wendy's Old Fashioned Hamburgers restaurants in a portion of Orange County, California. Kenneth Thomas serves as a co-Franchise Owner with the corporation and another individual under the applicable Unit Franchise Agreements with the Company. Another restaurant formerly operated by Consolidated Restaurants of California, Inc., Kenneth Thomas and the other individual was transferred to another Franchise Owner effective January 7, 1993. In the opinion of the Company, the terms of these franchises are no less favorable than the Company could have obtained from unrelated third parties.

     Until August 3, 1993, Kenneth Thomas had also been a 50% shareholder in Consolidated Restaurants of the Pacific, Inc., which together with Kenneth Thomas and another individual had the right to operate three restaurants in Riverside County, California. Kenneth Thomas sold his interest in Consolidated Restaurants of the Pacific, Inc. to an unrelated individual on August 3, 1993.

     The ownership interest of Kenneth Thomas in both Consolidated Restaurants of California, Inc. and Consolidated Restaurants of the Pacific, Inc. had been 33 1/3%, and Kenneth Thomas had been a co-Franchise Owner with two other individuals, until January 14, 1993. On that date, Kenneth Thomas increased his ownership interest in the two corporations to 50% as part of the Florida transaction described below.

     From time to time a number of the Company's franchisees have experienced financial difficulty which have resulted in deferred payments of royalties to the Company and deferred payments of national advertising obligations to an affiliate of the Company. Consolidated Restaurants of California, Inc., Consolidated Restaurants of the Pacific, Inc., Kenneth Thomas and two other individuals have executed notes payable to the Company or its affiliate. The largest aggregate amount of the debt owed to the Company at any time since January 4, 1993 was $92,959. The aggregate amount of the debt owed to the Company on January 2, 1994 was $55,678. These notes represent past due sums payable for royalties, national advertising and late charges and bear interest at the rate of 10% per annum. In the opinion of the Company, the terms of these notes are no less favorable than the Company and its affiliate could have received from unrelated third parties.

     On January 14, 1993, the Company acquired the real estate interests to eight Wendy's Old Fashioned Hamburgers restaurants located in Florida. Seven of the sites were owned in fee, and one was a leasehold interest. The total purchase price was $5.35 million. The sellers for seven of the locations were two partnerships in which Kenneth Thomas was a partner, the other location was owned by Kenneth Thomas and another person individually as tenants in common. Kenneth Thomas received $650,000 of the purchase price together with an additional $150,000 as consideration for a noncompetition and confidentiality agreement which prohibits Kenneth Thomas from operating a competing quick-service restaurant in Broward and Monroe counties, Florida, for a period of two years. The purchase price was agreed upon by John K. Casey, Vice Chairman & Chief Financial Officer of the Company, in conjunction with financial management of the Company, after arms-length negotiations with Kenneth Thomas and his other partners, one of whom had filed a petition under Chapter 11 of the United States Bankruptcy Code. The transaction was also approved by the Board of Directors of the Company. The Company agreed to the transaction after the partner in bankruptcy proposed a plan of reorganization which would have resulted in Kenneth Thomas selling his interest in the partnerships and being indemnified against all claims of creditors of the partnerships. The total purchase price paid by the Company was no more than the Company would have paid to an unrelated third party.

     Melinda Morse, the daughter of R. David Thomas, is a 49% shareholder in a corporation which owns the right to operate a Wendy's Old Fashioned Hamburgers restaurant in Texas. Mrs. Morse serves as a co-Franchise Owner with the corporation and her husband under the applicable Restaurant Franchise Agreement with the Company. The corporation acquired a leasehold interest in the land, building and equipment related to the restaurant from the Company on July 1, 1991 pursuant to the Company's ongoing program of franchising restaurants. On February 17, 1993, the corporation exercised an option to purchase the land, building and equipment for this restaurant from the Company for $358,750. In the opinion of the Company, the terms of this transaction were no less favorable than the Company could have obtained from unrelated third parties.

     Until August 9, 1993, Mrs. Morse, her husband and the corporation referenced in the preceding paragraph also owned the right to operate a second Wendy's Old Fashioned Hamburgers restaurant in Texas. A leasehold interest in the land, building and equipment related to that restaurant had also been acquired from the Company on July 1, 1991. On August 9, 1993, the Company acquired the corporation's interest in the restaurant. The purchase price was $162,500, excluding closing adjustments such as tax prorations and rental payments through the date of closing. The purchase price was determined by Gordon F. Teter, President and Chief Operating Officer of the Company, in conjunction with financial management of the Company. The purchase price was equal to the amount paid to the Company to acquire the leasehold interest in the restaurant in 1991. Sales at the restaurant had improved since 1991. In the opinion of the Company, the terms of this transaction were no less favorable than the Company could have obtained from unrelated third parties.

     Molly Postlewaite, the daughter of R. David Thomas, is a 48% shareholder in a corporation which owns the right to operate one Wendy's Old Fashioned Hamburgers in Ohio. The corporation operates the restaurant under a Restaurant Franchise Agreement with the Company. The corporation acquired the restaurant from the Company on June 21, 1993. The Company leases the land, building and equipment for the restaurant to the corporation for 7 1/2% of sales. The Company also received $300,000 cash for the sale of intangibles associated with the restaurant. The sale price was determined by Walter Fuehrer, the Vice President of Corporate Development, in conjunction with financial management of the Company, based on the valuation method the Company generally uses for franchisee dispositions. In the opinion of the Company, the terms of this transaction were no less favorable than the Company could have obtained from unrelated third parties.

                              EXECUTIVE AGREEMENTS

     The Company has entered into employment agreements ("Key Executive Agreements") with Messrs. James W. Near and R. David Thomas. The Company has also entered into employment agreements ("New Key Executive Agreements") with Messrs. John F. Brownley, John K. Casey, George Condos, Lawrence A. Laudick, Ronald E. Musick, Edwin L. Ourant, Charles W. Rath, Lawrence E. Schauf, Gordon
F. Teter and John W. Wright. The Key Executive Agreements and the New Key Executive Agreements (collectively the "Agreements") are intended to assure the Company that it will have the continued dedication, undivided loyalty, and objective advice and counsel from these key executives in the event of a proposed transaction, or the threat of a transaction, which could result in a change of control of the Company.

     Messrs. Brownley, Casey, Laudick, Musick, Ourant, Rath, Schauf and Teter had previously entered into Key Executive Agreements with the Company. The New Key Executive Agreements were executed in 1989 with those key executives to replace and clarify certain provisions, to provide protections to both the Company and the covered executives consistent with current executive compensation practices, and to reduce the costs to the Company. Except as otherwise noted, the provisions of the New Key Executive Agreements are substantially the same as the provisions of the Key Executive Agreements.

     The Agreements provide that in the event of a change of control (as defined in the respective Agreements), the key executives will be employed by the Company in their present positions for a period of approximately five years (ten years in the case of Mr. Thomas), or until the executive dies, is terminated for good cause by the Company or terminates employment himself without good reason or good cause, or, in the case of the Key Executive Agreements, reaches the normal retirement age, whichever occurs first (the "Employment Term").

     In the event of a change of control, the key executives will be entitled to continue to receive during their Employment Term the annual salary, bonus, and other benefits made available to them by the Company immediately prior to the change of control. The Board of Directors will review annually the performance of each key executive during such Employment Term to determine whether or not such salary and bonus should be increased.

     The Agreements may be terminated for good cause by the Company as defined in the respective Agreements. If a key executive is terminated for good cause by the Company under either Agreement, the Company has no further obligation to pay any compensation or to provide benefits to the key executive.

     The Key Executive Agreement may be terminated by the key executive for good cause if the Company assigns him to a position of lesser importance, the Company attempts to terminate his employment other than for good cause or the Company breaches any of its obligations under the Key Executive Agreement. The New Key Executive Agreement may be terminated by the key executive for good reason if the Company (i) changes the key executive's status, title, position or responsibilities in a way that does not represent a promotion, (ii) either reduces the key executive's base salary or provides an annual salary increase less than the increase in a defined consumer price index, (iii) requires the key executive to relocate beyond a 30 mile radius from Dublin, Ohio, (iv) takes action which results in a material reduction in compensation and benefits otherwise payable to the key executive, (v) materially breaches the Agreement, or (vi) fails to notify the key executive that a successor to the Company has agreed to perform under the Agreement.

     If the Key Executive Agreement is terminated by the key executive for good cause, the Company is obligated to continue to pay the compensation and to provide the benefits to the key executive for the remainder of the Employment Term, subject to offset for any compensation earned by the key executive from subsequent employment. If the New Key Executive Agreement is terminated by the key executive for good reason, the Company will be obligated to make a lump-sum payment to the key executive of three times the sum of such executive's current salary plus average annual bonuses over the prior three years (or the term of employment, if less than three years). The lump-sum payment will not be subject to offset. If a key executive terminates a New Key Executive Agreement for good reason, such key executive will also be entitled to (i) continuation of group insurance benefits for three years, subject to offset for any benefits from subsequent employment, if any, (ii) purchase his or her Company automobile at the then-current book value, and (iii) a lump-sum payment equal to the present value of accrued retirement benefits after adding three additional years of benefit accrual, reduced by any vested benefits. In addition, any awards granted under all long-term incentive plans of the Company (including, without limitation, options granted under the Company's stock option plans) will become immediately vested.

     The New Key Executive Agreements with Messrs. Casey and Musick will also require the Company to gross-up the payments made under such Agreements to permit these key executives to receive a net amount (after taxes) equal to what would have been received had no excise tax been imposed. The amounts paid to the other key executives who are parties to the New Key Executive Agreements will be subject to a maximum benefit where such payment results in an excise tax liability to the individual. In such case, the amount otherwise payable to such individual will be reduced if, and to the extent that, such reduction will entitle the executive to a larger net benefit, taking into account the payment of any excise tax.

     The Company has established a benefits protection trust to provide for the payment of benefits to the key executives and to provide for the payment of any legal fees or expenses incurred by such key executives in enforcing their rights under the Agreements.

     The Company has entered into a Separation and Consulting Agreement with James W. Near. The Separation and Consulting Agreement recognizes the significant professional and personal contributions Mr. Near has made to the successful operation and recognized good will and reputation of the Company. The Agreement provides for a monthly severance benefit, after termination of employment for any reason other than death, of one-twelfth of the highest annual base salary of Mr. Near for the five years preceding the termination of employment. The monthly severance benefit ends on the earliest of (i) 24 months after termination of employment, (ii) death, or (iii) attainment of age 65. Until the severance period expires, Mr. Near will continue to participate in the other employee benefit plans of the Company.

     After the severance period expires (or in the event that Mr. Near does not retire until age 65), Mr. Near will receive an annuity in monthly installments equal to one-half of his average annual base salary for the three years preceding the severance period reduced by the actuarial equivalent of the aggregate amounts payable to Mr. Near under the other retirement plans of the Company. Thereafter, if Mr. Near dies and is survived by his wife, she will be entitled to one-half of the annuity to which Mr. Near would have otherwise been entitled.

     If Mr. Near dies while actively employed by the Company or during the severance period and is survived by his wife, she will be entitled to one-half of the annuity to which he would have been entitled had he retired immediately preceding the date of his death.

     The Agreement further provides that Mr. Near will make himself available to provide advice and counsel to the Company upon request after termination of employment. The Agreement also provides that the Company may require Mr. Near to return to active employment for up to 12 months under certain conditions. Mr. Near is prohibited from competing against the Company for two years following termination of employment.

     If Mr. Near is also entitled to receive benefits at the time of the termination of employment under a Key Executive Agreement, he must elect whether to receive benefits under that Agreement or the Separation and Consulting Agreement.

                   CERTAIN TRANSACTIONS INVOLVING MANAGEMENT

     On November 22, 1993, the Company transferred three restaurants to Total Quality, Inc. for $2.9 million cash. John L. Rome, who until September 13, 1993, was Senior Vice President and President -- International Division of the Company, is a 34% shareholder of Total Quality, Inc. Daryle Busch, the father-in-law of John L. Rome, is a 28% shareholder of the corporation, and Cheryl Rome, the wife of John L. Rome, is a 21% shareholder of such corporation. The corporation, John L. Rome, Daryle Busch and two other individuals serve as co-Franchise Owners under the applicable Restaurant Franchise Agreements with the Company. A fourth restaurant was leased to the corporation with rental equal to 9% of sales, with an option to purchase the land, building and equipment for $850,000. The sale price was determined by Walter Fuehrer, the Vice President of Corporate Development, in conjunction with financial management of the Company, based on the valuation method the Company generally uses for franchisee dispositions. The transaction was also approved by the Board of Directors of the Company. In the opinion of the Company, the terms of this transaction were no less favorable than the Company could have obtained from unrelated third parties.

     On December 31, 1992, the Company sold the land, building and equipment of one restaurant to Wengard, Inc. for $1 million cash. Gary Rome, the brother of John L. Rome, is a 20% shareholder of Wengard, Inc. Daryle Busch, the father-in-law of John L. Rome, is an 80% shareholder of Wengard, Inc. The corporation acquired the restaurant from the Company pursuant to the ongoing program of franchising restaurants. Gary Rome and Daryle Busch serve as co-Franchise Owners with the corporation under the applicable Restaurant Franchise Agreement with the Company. The sale price was determined by Walter Fuehrer, the Vice President for Corporate Development, in conjunction with financial management of the Company, based on the valuation method the Company generally uses for franchisee dispositions. In the opinion of the Company, the terms of this transaction were no less favorable than the Company could have obtained from unrelated third parties.

     Arthur I. Vorys, a Director of the Company, is of counsel to the law firm of Vorys, Sater, Seymour and Pease, legal counsel for the Company, which rendered legal services to the Company during the last fiscal year and which continues to do so. Mr. Vorys was a partner of the firm until December 31, 1992.

     The descriptions of certain transactions involving the son and two of the daughters of R. David Thomas are hereby incorporated by reference from pages 16 and 17 of this Proxy Statement.

                  APPROVAL OF AMENDMENTS TO STOCK OPTION PLANS

     The Company believes stock options more strongly align the interests of key employees with the interests of its other shareholders. The Company's stock option plans were adopted to benefit the Company and its shareholders by providing the means for employees and Directors of the Company who are not employees of the Company or of any of its subsidiaries ("Non-Employee Directors") to increase their ownership interest in the Company. The stock option plans are intended to accomplish three major objectives: (i) encourage the judgment, initiative and efforts of key employees and Non-Employee Directors toward the continuing success of the Company; (ii) increase stock ownership levels of key employees; and (iii) assist the Company in attracting, retaining and motivating key employees and Non-Employee Directors. Key employees may include not only the Executive Officers of the Company but also other Officers or employees of the Company and its subsidiaries who are able to contribute significantly to the success and growth of the Company.

     The Company has five stock option plans pursuant to which stock options are granted to Executive Officers of the Company -- the Wendy's International, Inc. 1978 Non-Qualified Stock Option Plan (the "1978 Stock Option Plan"); the Wendy's International, Inc. 1982 Stock Option Plan (the "1982 Stock Option Plan"); the Wendy's International, Inc. 1984 Stock Option Plan (the "1984 Stock Option Plan"); the Wendy's International, Inc. 1987 Stock Option Plan (the "1987 Stock Option Plan"); and the Wendy's International, Inc. 1990 Stock Option Plan (the "1990 Stock Option Plan"). Each of the plans has previously been approved by the Company's shareholders. Each of the plans, other than the 1978 Stock Option Plan, provides for the grant of either incentive stock options ("ISOs") as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("Non-Qualified Options"). The 1978 Stock Option Plan only permits grants of Non-Qualified Options.

     The Company is proposing to amend the plans to provide more flexibility with respect to the terms of options which may be granted thereunder allowing the Company to respond to competitive practices and to comply with Section 162(m) of the Code which was enacted as part of the Omnibus Budget Reconciliation Act of 1993. The proposed amendments include the following:

          (1) Amendment of the provisions of each stock option plan governing the administration of such plan (other than the provisions of the 1990 Stock Option Plan governing grants of options to Non-Employee Directors) to provide that all decisions regarding the individuals to whom options are to be granted, and the timing, pricing, amount and other terms of such grants are to be made by the Compensation Committee of the Company's Board of Directors (the "Committee") and to prohibit the adjustment or amendment of the exercise price of options previously granted (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the plan) unless the Company's shareholders have approved such adjustment or amendment.

          (2) Amendment of the provisions of each stock option plan governing the option exercise price to require that the exercise price of each option be not less than one hundred percent (100%) of the fair market value of the underlying common shares on the date of grant.

          (3) Amendment of the provisions of each stock option plan governing the exercisability of options upon the termination of an optionee's employment to permit (a) both ISOs and Non-Qualified Options to become immediately exercisable and to be exercised for up to one year after termination of employment due to the optionee's death or disability; (b) ISOs to be exercised three months after termination of employment due to the optionee's retirement or in connection with a disposition of one or more restaurants by the Company or one of its subsidiaries; and (c) Non-Qualified Options to be exercised 48 months after termination of employment due to the optionee's retirement and one year after termination of employment in connection with a disposition of one or more restaurants by the Company or one of its subsidiaries.

          (4) Amendment of the provisions of each stock option plan governing the number of common shares which may be subject to options granted to an optionee to provide that during each fiscal year of the Company, no optionee may be granted options under the plan covering more than five percent (5%) of the maximum number of common shares authorized to be issued under that plan (as specified in the plan document).

          (5) Amendment of Part I of the 1990 Stock Option Plan to make an additional 4,500,000 common shares available for the grant of options to key employees.

          (6) Amendment of the formula for determining the number of options to be granted to Non-Employee Directors under Part II of the 1990 Stock Option Plan to provide for the automatic grant each year to each Non-Employee Director of options to purchase 1,100 common shares.

          (7) Amendment of the provisions of Part II of the 1990 Stock Option Plan governing the exercisability of options upon the termination of an optionee's status as a director to permit options to be exercised 48 months after termination of such status by reason of retirement, and to permit options to become immediately exercisable and to be exercised for up to one year after termination of such status due to death or disability.

     The proposed amendments to each of the stock option plans are discussed in greater detail below.

STOCK OPTION PLANS COVERING KEY EMPLOYEES
- -----------------------------------------

     The Company's present stock option program for key employees consists of two plans, the WeShare Stock Option Plan and the 1990 Stock Option Plan. In August, 1990, the Company established its WeShare Stock Option Plan. All full-time, regular employees of the Company and its subsidiaries, other than the Company's Executive Officers, participate in that Plan (approximately 5,000 employees including approximately 60 key employees who are not Executive Officers). The number of options awarded to each employee under the WeShare Stock Option Plan is based on the employee's earnings during the prior year. The Company's Executive Officers are granted options under the same formula as that which applies to all other employees under the WeShare Stock Option Plan; however, such options are granted to the Executive Officers under the 1978 Stock Option Plan, the 1982 Stock Option Plan, the 1984 Stock Option Plan, or the 1987 Stock Option Plan. It is estimated that approximately 18 Executive Officers of the Company and its subsidiaries, including the five Executive Officers named in the Summary Compensation Table, are eligible to participate in those plans.

     The Company's Executive Officers as well as its other Officers and key employees also receive grants of stock options under the 1990 Stock Option Plan. The number of options granted under the 1990 Stock Option Plan is based on a periodic comparison of option grants to persons holding comparable positions at other companies within the food-service industry.

     The following table sets forth, as of the date of this Proxy Statement, the number of common shares which could be issued under each of the stock option plans under which options may be granted to key employees and Executive
Officers:

                                                                      NUMBER OF
                   NAME OF PLAN                                     COMMON SHARES
            ------------------------------                          -------------
            1978 Stock Option Plan................................      73,884
            1982 Stock Option Plan................................      29,477
            1984 Stock Option Plan................................     168,284
            1987 Stock Option Plan................................      38,284
            1990 Stock Option Plan, Part I........................     877,023

     The common shares offered under each stock option plan may be either authorized but unissued common shares or treasury shares. The number of common shares issuable under each stock option plan will be adjusted to include any additional common shares which may result from any share distributions effected in the future by the Board of Directors, although no such distributions are contemplated at this time. If an option expires or terminates for any reason without having been exercised in full, the unpurchased common shares will remain available for issuance under the respective stock option plan.

     The Board of Directors believes that it is desirable to continue the incentive program provided by the plans and therefore recommends that the shareholders approve an amendment to the 1990 Stock Option Plan to make an additional 4,500,000 common shares available thereunder. The Board anticipates that these additional common shares will cover the option grants which the Company expects to make in 1994, 1995 and 1996.

     The following table sets forth the number and exercise price of options granted during the last fiscal year under the 1978 Stock Option Plan and under the 1990 Stock Option Plan to (i) each of the Executive Officers of the Company named in the Summary Compensation Table; (ii) all current Executive Officers of the Company as a group; (iii) all current Directors who are not Executive Officers as a group; (iv) each nominee for election as a Director of the Company; and (v) all employees, including all current Officers who are not Executive Officers, as a group. No options were granted under the 1982 Stock Option Plan, the 1984 Stock Option Plan or the 1987 Stock Option Plan during the last fiscal year. No options were granted to associates of any of the Directors, Executive Officers or nominees for election as a Director of the Company, and other than the persons identified in the following table, no person received five percent (5%) or more of the options granted under each stock option plan during the last fiscal year.

                                                        1978 STOCK OPTION        1990 STOCK OPTION
                                                              PLAN                     PLAN
                                                      ---------------------    ---------------------
                                                      NUMBER OF    EXERCISE    NUMBER OF    EXERCISE
                                                       OPTIONS      PRICE       OPTIONS      PRICE
                                                      ---------    --------    ---------    --------
James W. Near, Chairman of the Board and Chief
  Executive Officer(1)                                  10,311     $ 14.375     130,435     $ 14.375

R. David Thomas, Senior Chairman of the Board and
  Founder                                                    0        --              0        --

Gordon F. Teter, President and Chief Operating
  Officer                                                5,879     $ 14.375      76,522     $ 14.375

John K. Casey, Vice Chairman and Chief Financial
  Officer                                                5,304     $ 14.375      55,652     $ 14.375

Edwin L. Ourant, Executive Vice President and
  President -- Wendy's Restaurants of Canada Inc.        3,962     $ 14.375      41,461     $ 14.375

All Current Executive Officers as a Group               52,129     $ 14.375       4,682     $13.3125
                                                                                597,566     $ 14.375
                                                                                 71,255     $16.4375
All Current Directors who are not Executive
  Officers as a Group                                        0        --          3,546     $ 14.375

Fielden B. Nutter, Sr.(1)                                    0        --            591     $ 14.375

James V. Pickett(1)                                          0        --            591     $ 14.375

Thomas F. Keller(1)                                          0        --            591     $ 14.375

All Employees (including All Current Officers who
  are not Executive Officers, as a Group)                3,294     $ 14.375      12,889     $12.5625
                                                                                  8,288     $13.3125
                                                                                461,094     $ 14.375
                                                                                  8,649     $16.4375

- ---------------
(1) Nominee for election as a Director of the Company.

     The material terms of the Company's stock option plans, and the amendments to each of the plans being submitted for shareholder approval, are summarized in the following paragraphs. This summary is qualified in its entirety by reference to the copies of the plans, as amended, attached to this Proxy Statement as Exhibits A through E. Since the proposed amendments to each stock option plan are identical, each amendment is discussed, without separately discussing each plan.

PURCHASE PRICE

     Under the terms of the stock option plans as currently in effect, the purchase price for all common shares covered by each option granted is equal to one hundred percent (100%) of the fair market value of the common shares on the date of the grant. In the case of any ISO granted to an individual who, on the effective date of the grant, owns shares possessing more than ten percent (10%) of the total combined voting power of the Company, the exercise price per share must be at least one hundred ten percent (110%) of the fair market value of a common share on the date of the grant. Fair market value is defined as the mean of the high and low prices at which common shares of the Company are traded on the New York Stock Exchange on the grant date (the "Market Price"). On March 7, 1994, the Market Price for the common shares of the Company was $17.6875.

     One of the proposed amendments to each stock option plan will provide that the purchase price for all common shares covered by each option granted (other than ISOs granted to ten percent (10%) shareholders) must be at least one hundred percent (100%) of the fair market value of the common shares on the date of grant. This amendment will permit the issuance of options with a purchase price above the fair market value of the common shares on the date of grant, a practice sometimes referred to as the granting of "premium options". Although it is not contemplated that premium options will be granted in the near future, this amendment would permit the issuance of premium options where, for example, such options are determined to be appropriate by the Committee.

     The purchase price for common shares covered by an option must be paid in full at the time of exercise of the option by cash or check in United States Dollars, by the delivery of common shares of the Company having a fair market value on the date of exercise equal to the exercise price or by tender of other property acceptable to the Committee.

AUTHORITY OF THE COMMITTEE

     The stock option plans are administered by the Committee, which consists of not less than three members of the Board. All members of the Committee are qualified to administer the stock option plans for purposes of Securities and Exchange Commission Rule 16b-3. Presently, the members of the Committee are Messrs. Nutter (Chairman) and Hamner, and Mrs. Shackelford.

     Under the stock option plans as currently in effect, the Committee recommends to the Board of Directors the individuals to whom, and the time or times at which, options will be granted, the number of common shares to be subject to each option, the exercise price, and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the stock option plans. The Committee may also impose waiting periods or vesting requirements as conditions of a grant. The Board of Directors may grant options to any full-time key employees of the Company or any of its subsidiaries from those nominated by the Committee. The Board of Directors makes the final decision as to the persons to whom options will be granted, the number of common shares covered by each option, and the term of each option, taking into account the nature of the services rendered by such persons, their present and potential contributions to the success and growth of the Company and its subsidiaries, and such other factors as the Board and the Committee deem relevant. In addition, under Part I of the 1990 Stock Option Plan, the Board of Directors may grant options to key employees who are foreign nationals on such terms and conditions different from those specified in such Plan as may in the judgment of the Board be necessary or desirable to foster and promote achievement of the purpose of such Plan. Options may be granted for terms of up to but not exceeding ten years, as determined by the Board. The Board also determines when the options become exercisable.

     Section 162(m) of the Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation". The proposed regulations issued by the Internal Revenue Service under Section 162(m) on December 15, 1993 (the "Proposed IRS Regulations") set forth a number of provisions which compensatory plans, such as the Company's stock option plans, must contain if the compensation paid under such plans is to qualify as performance-based for the purposes of Section 162(m).

     One amendment necessary in order that each of the Company's stock option plans will satisfy the requirements set forth in the Proposed IRS Regulations relates to the authority of the Committee. Under the Proposed IRS Regulations, the Committee must make the grants of options under the stock option plans. Accordingly, if the amendments are approved by the shareholders, the Committee will have the authority to select the individuals, including foreign nationals, to whom, and the time or times at which, options will be granted, the number of common shares to be subject to each grant, the exercise price, and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the stock option plans. The Committee will also have the authority to impose waiting periods or vesting requirements as conditions of a grant. In addition, the Committee will have the authority to determine the term of the options, up to a maximum of ten years, and each option will be exercisable as determined by the Committee. The Board of Directors will no longer make the final decision as to the persons to whom options can be granted, the number of common shares covered by each option, and the term of each option. However, the Board of Directors will retain its authority to amend or terminate each stock option plan as described below and to appoint the members of the Committee.

     Each of the stock option plans will also be amended to prohibit the Committee and the Board of Directors from making any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the plan) or amendment of the exercise price of an option previously granted, whether through amendment, cancellation or replacement grants, or any other means, unless the Company's shareholders have approved such adjustment or amendment.

     At any time after an option granted under Part I of the 1990 Stock Option Plan becomes exercisable, the Board of Directors currently has the right, in its sole discretion and without the consent of an optionee, to cancel the option and pay to the optionee the excess of the fair market value of the common shares covered by such option over the option exercise price at the date the Board provides written notice of its intention to exercise such right. Such amount may be paid in cash, in common shares of the Company, or partly in cash and partly in common shares of the Company, as the Board deems advisable. To the extent payment is made in common shares, the number of common shares is determined by dividing the amount of the payment to be made by the fair market value of the common shares on the date of the notice of election to the optionee. For purposes of this provision, fair market value is equal to the mean of the high and the low prices at which common shares of the Company were traded on the New York Stock Exchange on the relevant date. If the proposed amendments to the stock option plans are approved by the shareholders, this authority would be lodged in the Committee rather than the Board of Directors.

NUMBER OF OPTIONS

     Under the stock option plans as currently in effect, there is no maximum number of options which can be granted to any one person except that no individual may be granted ISOs under any of the plans if such grant would cause the aggregate fair market value (determined as of the date the ISOs are granted) of the common shares with respect to which ISOs are exercisable for the first time by such optionee during any calendar year under all stock option plans maintained by the Company and its subsidiaries to exceed $100,000.

     Under the Proposed IRS Regulations, the maximum number of options which can be granted during a specified period to any optionee must be specified in each stock option plan. If the proposed amendments are approved by the shareholders, each stock option plan will be amended to provide that no optionee can be granted options under that plan in any one fiscal year covering more than five percent (5%) of the maximum number of common shares authorized to be issued under that plan (as specified in the plan document).

EXERCISE AFTER TERMINATION OF EMPLOYMENT

     During an optionee's lifetime, options are exercisable only by the optionee. Under the existing plan provisions, options are not transferable and expire upon termination of the optionee's employment for any reason other than death or disability, in which event the estate of the deceased optionee (or the optionee in the event of disability) has the right to exercise his or her options for a period of six months after the date of death or disability, including any options which become exercisable during such six month period. If the proposed amendments are approved by the shareholders, all options held by the optionee will become immediately exercisable on the date of death or disability, and the estate of the deceased optionee (or the optionee in the event of disability) will have the right to exercise his or her options for a period of one year after the date of death or disability. In addition, an optionee will have the right to exercise Non-Qualified Options for a period of 48 months and ISOs for a period of three months after the date the optionee retires, including any options which become exercisable during such three or 48 month periods. Further, optionees whose employment with the Company or its subsidiaries is terminated in connection with a disposition of one or more restaurants will have the right to exercise Non-Qualified Options for a period of one year and ISOs for a period of three months following termination of employment, including any options which become exercisable during such three month or one year periods. These amendments as to the exercisability of options upon the termination of an optionee's employment with the Company and its subsidiaries will only be applicable with respect to options granted after February 23, 1994.

ADJUSTMENTS

     In the event any dividend upon the common shares payable in shares is declared by the Company, or in case of any subdivision or a combination of the outstanding common shares, the aggregate number of common shares to be delivered upon exercise of all options granted under the stock option plans will be increased or decreased proportionately so that there will be no change in the aggregate purchase price payable upon exercise of the options. In the event of any other recapitalization or any reorganization, merger, consolidation or any change in the corporate structure or stock of the Company, the Committee will make such adjustment, if any, as it may deem appropriate to reflect accurately the terms of the options as to the number and kind of shares deliverable upon subsequent exercising of the options and in the option prices under the options.

AMENDMENT OR TERMINATION

     The Board of Directors may amend or terminate each of the stock option plans at any time, provided that the Board may not make any change in an outstanding option which will impair the rights of the optionee therein, without the consent of the optionee.

FEDERAL INCOME TAX CONSEQUENCES

     Based on current provisions of the Code and the existing regulations thereunder, the anticipated federal income tax consequences in respect of options granted under the stock option plans are as described below. The following discussion is not intended to be a complete statement of applicable law and is based upon the federal income tax laws as in effect on the date hereof.

     ISOS

     An optionee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. Upon the exercise of an ISO, the difference between the fair market value of the common shares of the Company received and the option price is a tax preference item potentially subject to the alternative minimum tax. However, on the later sale or other disposition of the common shares, generally only the difference between the fair market value of the common shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

     Upon disposition of common shares acquired from exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the optionee disposes of the common shares within two years of the date of grant or within one year of the date of the transfer of the common shares to the optionee (a "Disqualifying Disposition"), then the optionee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (a) the amount of gain realized on the disposition, or
(b) the difference between the fair market value of the common shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon the period of time the common shares have been held. The Company is not entitled to a tax deduction upon either exercise of an ISO or disposition of common shares acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition.

     If an optionee pays the exercise price, in whole or in part, with previously acquired common shares, the exchange should not affect the ISO tax treatment of the exercise. Upon such exchange, and except as otherwise described herein, no gain or loss is recognized by the optionee upon delivering previously acquired common shares to the Company for payment of the exercise price. The common shares received by the optionee, equal in number to the previously acquired common shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. The optionee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Common shares received by the optionee in excess of the number of previously acquired common shares will have a basis of zero and a holding period which commences as of the date the common shares are transferred to the optionee upon exercise of the ISO. If the exercise of any ISO is effected using common shares previously acquired through the exercise of an ISO, the exchange of such previously acquired common shares will be considered a disposition of such common shares for the purpose of determining whether a Disqualifying Disposition has occurred.

     NON-QUALIFIED OPTIONS

     An optionee receiving a Non-Qualified Option does not recognize taxable income on the date of grant of the Non-Qualified Option, provided that the Non-Qualified Option does not have a readily ascertainable fair market value at the time it is granted. In general, the optionee must recognize ordinary income at the time of exercise of the Non-Qualified Option in the amount of the difference between the fair market value of the common shares of the Company on the date of exercise and the option price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by an optionee will be deductible by the Company in the year that the optionee recognizes the income if the Company complies with the applicable withholding requirement.

     If the sale of the common shares could subject the optionee to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, the optionee generally will recognize ordinary income only on the date that the optionee is no longer subject to such liability in an amount equal to the fair market value of the common shares on such date less the option price. Nevertheless, the optionee may elect under Section 83(b) of the Code within 30 days of the date of exercise to recognize ordinary income as of the date of exercise, without regard to the restriction of Section 16(b).

     Common shares acquired upon exercise of a Non-Qualified Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the common shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the common shares, the optionee will recognize long-term capital gain or loss if the optionee has held the common shares for more than one year prior to disposition, or short-term capital gain or loss if the optionee has held the common shares for one year or less.

     If an optionee pays the exercise price, in whole or in part, with previously acquired common shares, the optionee will recognize ordinary income in the amount by which the fair market value of the common shares received exceeds the exercise price. The optionee will not recognize gain or loss upon delivering such previously acquired common shares to the Company. Common shares received by an optionee, equal in number to the previously acquired common shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. Common shares received by an optionee in excess of the number of such previously acquired common shares will have a basis equal to the fair market value of such additional common shares as of the date ordinary income is recognized. The holding period for such additional common shares will commence as of the date of exercise or such other relevant date.

STOCK OPTION PLAN COVERING NON-EMPLOYEE DIRECTORS
- -------------------------------------------------

     Part II of the 1990 Stock Option Plan governs the automatic grant of options to the Non-Employee Directors of the Company. Only Non-Qualified Options may be granted to Non-Employee Directors.

     As of the date of this Proxy Statement, 44,978 common shares could be issued under Part II of the 1990 Stock Option Plan. The common shares offered under Part II of the 1990 Stock Option Plan may be either authorized but unissued common shares or treasury shares. The number of common shares issuable under Part II will be adjusted to include any additional common shares which may result from any share distributions effected in the future by the Board of Directors. If an option expires or terminates for any reason without having been exercised in full, the unpurchased common shares will remain available for issuance under Part II of the 1990 Stock Option Plan.

     The following is a brief summary of the proposed amendments to, and of certain other provisions of, Part II of the 1990 Stock Option Plan, which summary is qualified in its entirety by reference to the copy of the 1990 Stock Option Plan, as amended, attached to this Proxy Statement as Exhibit E.

NUMBER AND TERM OF OPTIONS

     Under Part II of the 1990 Stock Option Plan, as currently in effect, each year, each Non-Employee Director is automatically granted options covering that number of common shares which is equal to fifty percent (50%) of the amount paid to such director during the preceding fiscal year as director's fees (including quarterly retainer fees and Board meeting fees but excluding committee meeting fees and expense reimbursements), divided by the option exercise price and rounded to the nearest whole share. Such options are granted on the date on which the regularly scheduled Board meeting is held during the Company's third fiscal quarter. If the proposed amendments are approved, each year, each Non-Employee Director will automatically be granted options to purchase 1,100 common shares. The date on which such options are granted will not change.

     Each option is granted for a term of ten years. Twenty-five percent (25%) of the options granted each year become exercisable on each of the first four anniversaries of the grant date for such options.

PURCHASE PRICE

     The purchase price for all common shares covered by each option granted under Part II of the 1990 Stock Option Plan is one hundred percent (100%) of the fair market value of the common shares on the date of the grant. Fair market value is determined in the same manner as under the stock option plans covering key employees (see page 23). The manner of payment for common shares covered by an option granted pursuant to Part II of the 1990 Stock Option Plan is also the same (see page 23).

ADMINISTRATION

     Part II of the 1990 Stock Option Plan will be administered by the Committee. The authority of the Committee with respect to options granted to Non-Employee Directors is limited to the making of administrative decisions and interpretations of Part II of the 1990 Stock Option Plan.

EXERCISE FOLLOWING TERMINATION OF STATUS AS A DIRECTOR

     During an optionee's lifetime, options are exercisable only by the optionee. Options are not transferable, and under the current provisions of Part II of the 1990 Stock Option Plan, options expire at such time as an optionee is no longer a Non-Employee Director or employed by the Company other than by reason of death or disability, in which event the estate of the deceased optionee (or the optionee in the case of disability) has a right to exercise the options granted under Part II of the 1990 Stock Option Plan for a period of six months after the date of death or disability. If the proposed amendments are approved, options will be exercisable for a period of 48 months if the optionee retires as a Non-Employee Director or an employee of the Company, and all options held will become immediately exercisable and may be exercised for a period of one year after the date of death or disability, as applicable. Retirement will be defined as termination of membership on the Company's Board of Directors at or after attaining age 55 with at least ten years of service as a member of the Board, other than by reason of death or disability or for cause. These amendments as to the exercisability of options upon the termination of an optionee's status as a Director will only be applicable with respect to options granted after the amendments have been approved by the Company's shareholders.

AMENDMENT OR TERMINATION

     The Board of Directors may amend or terminate Part II of the 1990 Stock Option Plan at any time, provided that no change in outstanding options which will impair the rights of an optionee may occur without the consent of the optionee. In addition, no amendment which will (i) materially increase the benefits accruing to participants, (ii) materially increase the number of common shares which may be issued, (iii) materially modify the requirements as to eligibility or participation, or (iv) otherwise amend Part II of the 1990 Stock Option Plan in such manner that shareholder approval is necessary to comply with any legal, tax or regulatory requirement, including any approval requirement which is a prerequisite for exemption relief from Section 16(b) of the Exchange Act, may occur without the approval of the shareholders of the Company. Part II may not be amended more frequently than once every six months other than to comport with changes in the Code or the rules thereunder or changes in the Employee Retirement Income Security Act of 1974.

     At any time after an option granted under Part II of the 1990 Stock Option Plan becomes exercisable, the Board of Directors will have the right, in its sole discretion and without the consent of the optionee, to cancel the option and pay the optionee the excess of the fair market value of the common shares covered by such option over the option exercise price at the date the Board provides written notice of its intention to exercise such right. A Non-Employee Director for whom the Board is considering making such buy-out payment cannot participate in such decision. Payments of buy-out amounts, the number of common shares to be issued where payment is made in common shares, and the method for determining the fair market value of such common shares are determined in the same manner as with respect to options granted to key employees under Part I of the 1990 Stock Option Plan (see page 24).

FEDERAL INCOME TAX CONSEQUENCES

     All of the options granted under Part II of the 1990 Stock Option Plan are Non-Qualified Options. The federal income tax treatment for such Non-Qualified Options is the same for both the Company and each optionee as set forth in the discussion of Non-Qualified Options granted under the stock option plans applicable to key employees of the Company.

VOTE REQUIRED
- -------------

     The set of amendments applicable to each of the Company's stock option plans is being submitted to a separate vote of the Company's shareholders. For each stock option plan, the affirmative vote of the holders of a majority of the common shares represented in person or by proxy is necessary to approve the amendments to such plan. Under Ohio law and the Company's Code of Regulations, abstentions and broker non-votes are counted as present; the effect of an abstention or broker non-vote for each plan is the same as a "no" vote.

Unless otherwise indicated, the persons named in the Proxy will vote all Proxies in favor of the approval of the amendments to each of the stock option plans.

                      APPROVAL OF PERFORMANCE GOALS OF THE
                  SENIOR EXECUTIVE EARNINGS MAXIMIZATION PLAN

     The Compensation Committee has established, subject to the approval of the Company's shareholders, the Senior Executive Earnings Maximization Plan (the "SEEMP") to provide incentive cash compensation to certain of its senior executives. Section 162(m) of the Code and the Proposed IRS Regulations generally would disallow the Company a federal income tax deduction for compensation in excess of $1 million paid in any year to any of those Executive Officers included in the Summary Compensation Table who are employed by the Company on the last day of the taxable year. Section 162(m) does not disallow a deduction for payments of "performance-based compensation", the material terms of which have been approved by shareholders. Payments under the SEEMP are intended to be "performance-based compensation". The aggregate bonuses payable to the Eligible Employees (as defined below) who participate in the SEEMP for any fiscal year are intended to be comparable to amounts that would have been expected to be paid to such Eligible Employees under the Company bonus plans in which they previously participated. However, as more fully discussed below, the SEEMP provides for bonuses on a fixed and predetermined basis (subject to the Compensation Committee's discretion to reduce the amount provided by the fixed formula).

     The employees eligible (the "Eligible Employees") to participate in and receive compensation under the SEEMP are Executive Officers with the titles of Senior Chairman of the Board, Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer, provided that no more than three Executive Officers are eligible to participate in the SEEMP in any one fiscal year. The Compensation Committee will designate those Eligible Employees who will participate in the SEEMP for any fiscal year. The Compensation Committee has designated those Executive Officers occupying the offices of Senior Chairman of the Board, Chairman of the Board and Chief Executive Officer, and President and Chief Operating Officer, as participants in the SEEMP for fiscal years 1994 through 1998. If, prior to the beginning of any fiscal year, an Executive Officer is not occupying one of those offices, the Compensation Committee, prior to the beginning of such fiscal year, will designate one of the Eligible Employees not already a participant to participate in the SEEMP for all remaining fiscal years through 1998.

     The Compensation Committee has established Net Income (as defined below) targets at three levels for each fiscal year through 1998. A bonus pool will be established in a fiscal year only if the Company achieves one of those specified targets for the fiscal year. The bonus pool for any fiscal year in which a target is achieved will equal either 1%, 1.4%, or 1.75% of Net Income, depending upon which target is achieved. "Net Income" means net income of the Company as reflected in the Company's consolidated audited financial statements for the applicable fiscal year. The Chief Executive Officer will receive 50% of the bonus pool. The other Executive Officers participating in the SEEMP for that fiscal year will each receive 25% of the bonus pool. To be eligible for a bonus in respect of any fiscal year, a participant in the SEEMP must be employed by the Company on the last day of such fiscal year unless the participant's employment was terminated because of his or her death, disability or retirement, in which event the participant will be entitled to a pro-rata portion of the bonus otherwise payable in respect of that fiscal year. In no event can the aggregate amount paid to all participants under the SEEMP for any fiscal year exceed the amount of the bonus pool for that fiscal year. The Compensation Committee has the discretion to reduce the bonus payment otherwise payable under the SEEMP to any or all of the participants. Any portion of the bonus pool established in respect of any fiscal year that is not paid to participants in that fiscal year will not be paid to any Eligible Employee in that year or in any succeeding fiscal year.

     The amounts that will be received by each of the Eligible Employees (and as a group) under the SEEMP cannot be determined at this time. The following table sets forth the amounts which would have been received by each of the Eligible Employees (and as a group) for the last completed fiscal year if the SEEMP had been in effect instead of the principal bonus plan in which the individuals actually participated in such fiscal year.

                                                                AMOUNT WHICH WOULD HAVE
                          NAME OF INDIVIDUAL                        BEEN RECEIVED OR
                               OR GROUP                                ALLOCATED
        ------------------------------------------------------  ------------------------
        James W. Near, Chairman of the Board and Chief
          Executive Officer                                                $693,586

        R. David Thomas, Senior Chairman of the Board and
          Founder                                                          $346,793

        Gordon F. Teter, President and Chief Operating Officer             $346,793

        John K. Casey, Vice Chairman and Chief Financial
          Officer                                                    Not Applicable

        Edwin L. Ourant, Executive Vice President and
          President -- Wendy's Restaurants of Canada Inc.            Not Applicable

        All Current Executive Officers as a Group                        $1,387,172

     No other employees or Non-Employee Directors would have been eligible to receive benefits or allocations under the SEEMP if such plan had been in effect for the last completed fiscal year. A copy of the SEEMP is attached to this Proxy Statement as Exhibit F.

     The affirmative vote of the holders of a majority of the common shares represented in person or by proxy at the meeting is necessary to approve the performance goals of the SEEMP. Under Ohio law and the Company's Code of Regulations, abstentions and broker non-votes are counted as present; the effect of an abstention or broker non-vote is the same as a "no" vote. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies in favor of approving the performance goals of the SEEMP.

                             SELECTION OF AUDITORS

     The Directors have selected Coopers & Lybrand as the auditors of the Company for the current fiscal year. Management recommends that the shareholders ratify the selection. This firm has audited the Company's books for each of the last 24 years. Management expects that representatives of Coopers & Lybrand will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the common shares represented in person or by proxy is necessary to ratify the selection of the Company's auditors. Under Ohio law and the Company's Code of Regulations, abstentions and broker non-votes are counted as present; the effect of an abstention or broker non-vote on this proposal is the same as a "no" vote. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies in favor of ratifying the selection of auditors.

                                 OTHER MATTERS

SHAREHOLDER PROPOSALS

     In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the Annual Meeting in 1995 a shareholder proposal must be received by the Company no later than November 17, 1994. Written requests for inclusion should be addressed to: Corporate Secretary, P. O. Box 256, Dublin, Ohio 43017-0256. It is suggested that you mail your proposal by certified mail, return receipt requested.

     A COPY OF FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE SENT TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS DEPARTMENT, P. O. BOX 256, 4288 WEST DUBLIN-GRANVILLE ROAD, DUBLIN, OHIO 43017-0256.

     Management knows of no other business which may be brought before the Annual Meeting of Shareholders. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment on such matters.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE.

     By order of the Board of Directors.




                                          LAWRENCE E. SCHAUF
                                               Secretary

                                                                       EXHIBIT A
                          WENDY'S INTERNATIONAL, INC.
                      1978 NON-QUALIFIED STOCK OPTION PLAN
                (Reflects amendments through February 23, 1994)

     Section 1. PURPOSE. This 1978 Non-Qualified Stock Option Plan (hereinafter referred to as the "Plan") is intended as a means whereby key employees (hereinafter referred to as "Employee" or "Employees" and "Optionee" or "Optionees") of Wendy's International, Inc. (hereinafter referred to as the "Company") or its subsidiaries (hereinafter referred to as the "Subsidiaries") can each enlarge his proprietary interest in the Company, thereby assuring closer identification of his interest with those of the Company and thereby encouraging the judgment, initiative and efforts of the Employees for the successful conduct of the Company's business.

     Section 2. ADMINISTRATION OF THE PLAN. The Board of Directors of the Company shall appoint a Compensation Committee (hereinafter referred to as the "Committee") of not less than three (3) Directors to administer the Plan. The members of the Committee shall serve at the pleasure of the Board, which shall have the power at any time, or from time to time, to remove members from the Committee or to add members thereto. No member of the Committee, while serving as such, shall be eligible to participate in the Plan. The Committee shall construe and interpret the Plan, establish such rules as it deems necessary for the proper administration of the Plan and make such determinations and take such other action in connection with the Plan as it deems necessary and advisable. It shall determine the individuals to whom and the time or times at which Options shall be granted, the number of shares to be subject to each Option, the Option price and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan. Any such construction, interpretation, rule, determination or other action taken by the Committee pursuant to the Plan shall be binding and conclusive upon the approval by the Board of Directors.

     Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     The Committee shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of this Plan) or amendment of the exercise price of an Option previously granted under this Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company's shareholders shall have approved such adjustment or amendment.

     Section 3. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN. Subject to any adjustment as provided in the Plan, the shares to be offered under the Plan may be, in whole or in part, authorized but unissued Common Shares of the Company, or issued Common Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall not exceed 200,000 shares. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares with respect thereto shall again be available for other Options to be granted under the Plan unless the Plan shall have been terminated.

     Section 4. SELECTION OF OPTIONEES. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant Options to any present and future full-time key employees of the Company and of its present and future Subsidiaries. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee may take into account the nature of the services rendered by such persons, their present and potential contributions to the success and growth of the Company and its Subsidiaries, and such other factors as the Committee, in its discretion, shall deem relevant. Any person who has been granted an Option under the Plan or under a prior stock option plan of the Company may be granted an additional Option or Options under the Plan if the Committee shall so determine.

     Section 5. OPTION PRICE. The purchase price for the shares covered by each Option granted shall be not less than one hundred percent (100%) of the fair market value of the shares on the date of the grant of the Option. Such fair market value shall be equal to the mean of the high and low prices at which Common Shares of the Company are traded on the New York Stock Exchange on such date.

     Section 6. OPTION REQUIREMENTS. The Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced in writing in a form recommended by the Committee and approved by the Board of Directors and shall include the following terms and conditions:

          (a) OPTIONEE.  Each Option shall state the name of the Optionee.

          (b) NUMBER OF SHARES. Each Option shall state the number of shares to which that Option pertains. During any fiscal year of the Company, no Optionee shall be granted Options covering more than five percent (5%) of the maximum number of Common Shares which may be issued upon exercise of Options granted under the Plan.

          (c) PURCHASE PRICE. Each option shall state the Option price, which shall be not less than one hundred percent (100%) of the fair market value of the shares covered by such Option on the date of the grant of such Option.

          (d) PAYMENT. Each Option shall state that the Option price shall be payable upon the exercise of the Option and may be paid in cash or by check in United States Dollars.

          (e) LENGTH OF OPTION. Each Option shall be granted for a period to be determined by the Committee but in no event to exceed more than 10 years. However, subject to Sections 9 and 10, each Option shall be exercisable only during such portion of its term as the Committee shall determine, and only if the Optionee is employed by the Company and the Subsidiary of the Company at the time of such exercise.

          (f) EXERCISE OF OPTION. Each Optionee shall have the right to exercise his Option in the manner specified in the agreement evidencing the granting of such Option.

     Section 7. METHOD OF EXERCISE OF OPTIONS. Each Option shall be exercised pursuant to the terms of such Option and pursuant to the terms of the Plan by giving written notice to the Company at its principal place of business, accompanied by cash or a check in payment of the Option price for the number of shares specified and paid for. The Company shall make delivery of such shares as soon as possible; provided, however, that if any law or regulation requires the Company to take action with respect to the shares specified in such notice before issuance thereof, the date of delivery of such shares shall then be extended for the period necessary to take such action.

     Section 8. NON-TRANSFERABILITY OF OPTIONS. During the Optionee's lifetime, the Options shall be exercised only by him. The Options shall not be transferable and shall terminate as provided in this Plan.

     Section 9. EARLIER TERMINATION OF OPTIONS. Except as set forth in Section 10, upon the termination of the Optionee's employment for any reason whatsoever, the Options will terminate as to all shares covered by Options which have not yet been exercised as of the date of such termination.

     Section 10.

          (a) EXERCISE UPON DEATH OR DISABILITY. In the event an Optionee dies while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date of death, and the estate of the deceased Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date of the Optionee's death, with exercise to be made as set forth in Section 7.

          In the event an Optionee becomes Disabled while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date the Optionee becomes Disabled, and the Optionee (or, in the event the Optionee is incapacitated and unable to exercise Options, the Optionee's legal guardian or legal representative whom the Committee deems appropriate based on applicable facts and circumstances) shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date the Optionee becomes Disabled, with exercise to be made as set forth in Section 7.

          (b) EXERCISE UPON RETIREMENT. In the event an Optionee's employment with the Company and its Subsidiaries is terminated by reason of the Optionee's retirement, the Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of 48 months after the date the Optionee retires, with exercise to be made as set forth in Section 7. For purposes of this Section 10(b), "retirement" shall mean termination of employment at or after attaining age 55 with at least ten (10) years of service (as defined in the Company's qualified retirement plans), other than by reason of death or Disability or for cause.

          (c) EXERCISE UPON TERMINATION OF EMPLOYMENT IN CONNECTION WITH A DISPOSITION OF RESTAURANTS. In the event an Optionee's employment with the Company and its Subsidiaries is terminated without cause in connection with a disposition of one or more restaurants by the Company or its Subsidiaries, the Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year following the Optionee's termination of employment, with exercise to be made as set forth in Section 7.

     Section 11. REVOCATION OF THE PLAN AND OPTIONS. This Plan and the various Options granted, but not yet exercised hereunder, are revocable at the discretion of the Board of Directors.

     Section 12. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN. In the event any dividend upon the Common Shares payable in shares is declared by the Company, or in case of any subdivision or combination of the outstanding Common Shares, the number of shares allotted under the Plan for Options already granted shall be increased or decreased proportionately so that there will be no change in the aggregate purchase price payable upon the exercise of the Options. In the event of any other recapitalization or any reorganization, merger, consolidation or any other change in the corporate structure or stock of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to accurately reflect the terms of the Options as to the number and kind of shares available under the Plan and the number and kind of shares deliverable upon subsequent exercising of the Options and in the Option prices under the Options.

     Section 13. LISTING AND REGISTRATION OF SHARES. If at any time the Board of Directors shall deem it necessary that listing, registration or qualification of the shares covered by the Options upon any securities exchange or under any state or federal law or the consent or the approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the purchase of shares under the Options, the Options may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable by the Board.

     Section 14. RIGHT AS SHAREHOLDER. Neither the Optionee, nor his executor, administrator, heirs, or legatees, shall be or have any rights or privileges of a shareholder of the Company in respect to the shares transferable upon exercise of any Option granted hereunder, unless and until certificates representing such shares shall have been endorsed, transferred and delivered and the transferee has caused his name to be entered as the shareholder of record on the books of the Company.

     Section 15. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     Section 16. AMENDMENT OR TERMINATION. The Board of Directors may amend or terminate the Plan at any time, provided that the Board shall not (except as provided in Sections 9, 10, 11 and 12 hereof) make any change in the Options which will impair the rights of the Optionee therein, without the consent of the Optionee.

     Section 17. LAWS GOVERNING PLAN. This Plan shall be construed under and governed by the laws of the State of Ohio.

     Section 18. CAPTIONS. The captions to the several sections hereof are not a part of this Plan, but are merely guides or labels to assist in locating and reading the several sections hereof.

                                                                       EXHIBIT B
                          WENDY'S INTERNATIONAL, INC.
                             1982 STOCK OPTION PLAN
                (Reflects amendments through February 23, 1994)

     Section 1. PURPOSE. This 1982 Stock Option Plan (hereinafter referred to as the "Plan") is intended as a means whereby key employees (hereinafter referred to as "Employee" or "Employees" and "Optionee" or "Optionees") of Wendy's International, Inc. (hereinafter referred to as the "Company") or its subsidiaries (hereinafter referred to as the "Subsidiaries") can each enlarge his proprietary interest in the Company, thereby encouraging the judgment, initiative and efforts of the Employees for the successful conduct of the Company's business.

     Section 2. ADMINISTRATION OF THE PLAN. The Board of Directors of the Company shall appoint a Compensation Committee (hereinafter referred to as the "Committee") of not less than three (3) Directors to administer the Plan. The members of the Committee shall serve at the pleasure of the Board, which shall have the power at any time, or from time to time, to remove members from the Committee or to add members thereto. No member of the Committee, while serving as such, shall be eligible to participate in the Plan. The Committee shall construe and interpret the Plan, establish such rules as it deems necessary for the proper administration of the Plan and make such determinations and take such other action in connection with the Plan as it deems necessary and advisable. It shall determine the individuals to whom and the time or times at which Options shall be granted, the number of shares to be subject to each Option, the Option price and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan. Any such construction, interpretation, rule, determination or other action taken by the Committee pursuant to the Plan shall be binding and conclusive upon the approval by the Board of Directors.

     Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     The Committee shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of this Plan) or amendment of the exercise price of an Option previously granted under this Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company's shareholders shall have approved such adjustment or amendment.

     Section 3. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN. Subject to any adjustment as provided in the Plan, the shares to be offered under the Plan may be, in whole or in part, authorized but unissued Common Shares of the Company, or issued Common Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall not exceed 400,000. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares with respect thereto shall again be available for other Options to be granted under the Plan unless the Plan shall have been terminated.

     Section 4. SELECTION OF OPTIONEES. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant Options to any present and future full-time key employees of the Company and of its present and future Subsidiaries. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee may take into account the nature of the services rendered by such persons, their present and potential contributions to the success and growth of the Company and its Subsidiaries, and such other factors as the Committee, in its discretion, shall deem relevant. Any person who has been granted an Option under a prior stock option plan of the Company may be granted an additional Option or Options under the Plan if the Committee shall so determine.

     Section 5. OPTION PRICE. The purchase price for the shares covered by each Option granted shall be not less than one hundred percent (100%) of the fair market value of the shares on the date of the grant of the Option. Such fair market value shall be equal to the mean of the high and low prices at which Common Shares of the Company are traded on the New York Stock Exchange on such date.

     Section 6. OPTION REQUIREMENTS. The Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced in writing in a form recommended by the Committee and approved by the Board of Directors and shall include the following terms and conditions:

          (a) OPTIONEE.  Each Option shall state the name of the Optionee.

          (b) NUMBER OF SHARES. Each Option shall state the number of shares to which that Option pertains. During any fiscal year of the Company, no Optionee shall be granted Options covering more than five percent (5%) of the maximum number of Common Shares which may be issued upon exercise of Options granted under the Plan.

          (c) PURCHASE PRICE. Each Option shall state the Option price, which shall be not less than one hundred percent (100%) of the fair market value of the shares covered by such Option on the date of grant of such Option. See Section 5, Option Price.

          (d) PAYMENT. Each Option shall state that the Option price shall be payable upon the exercise of the Option and may be paid in cash, or by check in United States Dollars, or by the surrender of a sufficient number of shares of stock in the Company, based on fair market value of such shares on the date of exercise. See Section 5.

          (e) LENGTH OF OPTION. Each Option shall be granted for a period to be determined by the Committee but in no event to exceed more than 10 years. However, subject to Sections 9 and 10, each Option shall be exercisable only during such portion of its term as the Committee shall determine, and only if the Optionee is employed by the Company or a Subsidiary of the Company at the time of such exercise.

          (f) EXERCISE OF OPTION. Each Optionee shall have the right to exercise his Option in the manner specified in the agreement evidencing the granting of such Option.

          (g) No Option shall be exercisable while there is outstanding any qualified stock option (as defined in Section 422 of the 1954 Internal Revenue Code), incentive stock option (as defined in Section 422A of the 1954 Internal Revenue Code), or restricted stock option (as defined in
     Section 424 of the 1954 Internal Revenue Code), which qualified, incentive or restricted stock option was granted before the granting of such other Option, to the person to whom such other Option is granted to purchase stock in the Company or in a company, which, at the time such other Option is granted, is a parent or subsidiary company (as those terms are defined in Section 425 of the 1954 Internal Revenue Code) of the Company or is a predecessor corporation of the Company or of such parent or subsidiary company. If the outstanding qualified, incentive or restricted stock options or such other Options granted to the same Optionee are to purchase stock of the same class in the same corporation, the immediately preceding sentence shall apply with respect to an outstanding qualified or restricted stock option only if the purchase price of such outstanding Option is higher than the purchase price of such other Option.

              This subparagraph 6(g) shall not apply to any grant made after January 2, 1987.

     Section 7. METHOD OF EXERCISE OF OPTIONS. Each Option shall be exercised pursuant to the terms of such Option and pursuant to the terms of the Plan by giving written notice to the Company at its principal place of business, accompanied by cash, check, or shares, in payment of the Option price for the number of shares specified and paid for. The Company shall make delivery of such shares as soon as possible; provided, however, that if any law or regulation requires the Company to take action with respect to the shares specified in such notice before issuance thereof, the date of delivery of such shares shall then be extended for the period necessary to take such action.

     Section 8. NON-TRANSFERABILITY OF OPTIONS. During the Optionee's lifetime, the Options shall be exercised only by him. The Options shall not be transferable and shall terminate as provided in this Plan.

     Section 9. EARLIER TERMINATION OF OPTIONS. Except as set forth in Section 10, upon the termination of the Optionee's employment for any reason whatsoever, the Options will terminate as to all shares covered by Options which have not yet been exercised as to the date of such termination.

     Section 10.

          (a) EXERCISE UPON DEATH OR DISABILITY. In the event an Optionee dies while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date of death, and the estate of the deceased Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date of the Optionee's death, with exercise to be made as set forth in Section 7.

          In the event an Optionee becomes Disabled while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date the Optionee becomes Disabled, and the Optionee (or, in the event the Optionee is incapacitated and unable to exercise Options, the Optionee's legal guardian or legal representative whom the Committee deems appropriate based on applicable facts and circumstances) shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date the Optionee becomes Disabled, with exercise to be made as set forth in Section 7.

          (b) EXERCISE UPON RETIREMENT. In the event an Optionee's employment with the Company and its Subsidiaries is terminated by reason of the Optionee's retirement, the Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of 48 months after the date the Optionee retires in the case of non-qualified stock options and for a period of three months after the date the Optionee retires in the case of Incentive Stock Options, in each case with exercise to be made as set forth in Section 7. In the event that an Optionee does not exercise the Optionee's Incentive Stock Options prior to the expiration of the three-month period after the date the Optionee retires, such Options shall be treated as non-qualified stock options upon exercise by the Optionee after such three-month period. For purposes of this Section 10(b), "retirement" shall mean termination of employment at or after attaining age 55 with at least ten (10) years of service (as defined in the Company's qualified retirement plans), other than by reason of death or Disability or for cause.

          (c) EXERCISE UPON TERMINATION OF EMPLOYMENT IN CONNECTION WITH A DISPOSITION OF RESTAURANTS. In the event an Optionee's employment with the Company and its Subsidiaries is terminated without cause in connection with a disposition of one or more restaurants by the Company or its Subsidiaries, the Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year following the Optionee's termination of employment in the case of non-qualified stock options and for a period of three months following the Optionee's termination of employment in the case of Incentive Stock Options, in each case with exercise to be made as set forth in Section 7.

     Section 11. INCENTIVE STOCK OPTIONS. Options granted pursuant to this Plan may include Incentive Stock Options (as defined in Section 422A of the 1954 Internal Revenue Code).

          A. Notwithstanding Section 4, above, no Incentive Stock Option shall be granted to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of the Company, or its parent or subsidiary corporations, unless (i) the Option price at the time such Option is granted is at least one hundred ten percent (110%) of the fair market value of the shares subject to the Option, and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted.

          B. There shall not be granted to an individual, Incentive Stock Options for stock having an aggregate fair market value (determined as of the time the Options are granted) in excess of $100,000 in any one calendar year, plus any carryover amount provided for in this subparagraph. The carryover amount allowed for an individual shall be one-half of the amount by which $100,000 exceeds the aggregate fair market value of stock for which Incentive Stock Options were granted in the prior calendar year. Fair market value for purposes of this subparagraph shall be determined as of the time of grant of such Options. (See Section 5.) Such amounts may be carried over three (3) years. Options granted in any year shall use all of the $100,000 current year limitation first, and then the carryover from the earliest year in which carryover arose.

          C. With respect to Incentive Stock Options granted on or after January 1, 1987, subsection (B) shall not apply. Instead, with respect to Incentive Stock Options granted on or after January 1, 1987, the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the individual during any calendar year (under all such plans of the Company and the Subsidiaries) shall not exceed $100,000.

     Section 12. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN. In the event any dividend upon the Common Shares payable in shares is declared by the Company, or in case of any subdivision or combination of the outstanding Common Shares, the aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall be increased or decreased proportionately so that there will be no change in the aggregate purchase price payable upon the exercise of the Options. In the event of any other recapitalization or any reorganization, merger, consolidation or any change in the corporate structure or stock of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to accurately reflect the terms of the Options as to the number and kind of shares deliverable upon subsequent exercising of the Options and in the Option prices under the Options.

     Section 13. LISTING AND REGISTRATION OF SHARES. If at any time the Board of Directors shall deem it necessary that listing, registration or qualification of the shares covered by the Options upon any securities exchange or under any state or federal law or the consent or the approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the purchase of shares under the Options, the Options may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable by the Board.

     Section 14. RIGHT AS SHAREHOLDER. Neither the Optionee, nor his executor, administrator, heirs, or legatees, shall be or have any rights or privileges of a shareholder of the Company in respect to the shares transferable upon exercise of any Option granted hereunder, unless and until certificates representing such shares shall have been endorsed, transferred and delivered and the transferee has caused his name to be entered as the shareholder of record on the books of the Company.

     Section 15. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     Section 16. MERGER, CONSOLIDATION, ETC. In the event that the Company is a party to a plan or agreement for merger or consolidation or reclassification of its securities or the exchange of its securities for the securities of another person which has acquired the Company's assets or which is in control (as defined in Section 360(c) of the Internal Revenue Code of 1954) of a person which has acquired the Company's assets where the terms of such plan or agreement are binding upon all shareholders of the Company, except to the extent that dissenting shareholders may be entitled to relief under Section 1701.85 of the Ohio Revised Code, then Options granted and outstanding pursuant to the Plan for more than six months, notwithstanding the date of exercise fixed in the grant of such Options, shall become immediately exercisable and each Optionee shall be entitled to receive, upon payment of the amount required for exercise of each Option, securities or cash consideration, or both, equal to those the Optionee would have been entitled to receive under such plan or agreement if the Optionee had already exercised such Option.

     Section 17. AMENDMENT OR TERMINATION. The Board of Directors may amend or terminate the Plan at any time, provided that the Board shall not (except as provided in Sections 9, 10 and 12 hereof) make any change in the Options which will impair the rights of the Optionee therein, without the consent of the Optionee.

     Section 18. LAWS GOVERNING PLAN. This Plan shall be construed under and governed by the laws of the State of Ohio.

     Section 19. CAPTIONS. The captions to the several sections hereof are not a part of this Plan, but are merely guides or labels to assist in locating and reading the several sections hereof.

                                                                       EXHIBIT C
                          WENDY'S INTERNATIONAL, INC.
                             1984 STOCK OPTION PLAN
                (Reflects amendments through February 23, 1994)

     Section 1. PURPOSE. This 1984 Stock Option Plan (hereinafter referred to as the "Plan") is intended as a means whereby key employees (hereinafter referred to as "Employee" or "Employees" and "Optionee" or "Optionees") of Wendy's International, Inc. (hereinafter referred to as the "Company") or its subsidiaries (hereinafter referred to as the "Subsidiaries") can each enlarge his proprietary interest in the Company, thereby encouraging the judgment, initiative and efforts of the Employees for the successful conduct of the Company's business.

     Section 2. ADMINISTRATION OF THE PLAN. The Board of Directors of the Company shall appoint a Compensation Committee (hereinafter referred to as the "Committee") of not less than three (3) Directors to administer the Plan. The members of the Committee shall serve at the pleasure of the Board, which shall have the power at any time, or from time to time, to remove members from the Committee or to add members thereto. No member of the Committee, while serving as such, shall be eligible to participate in the Plan. The Committee shall construe and interpret the Plan, establish such rules as it deems necessary for the proper administration of the Plan and make such determinations and take such other action in connection with the Plan as it deems necessary and advisable. It shall determine the individuals to whom and the time or times at which Options shall be granted, the number of shares to be subject to each Option, the Option price and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan. Any such construction, interpretation, rule, determination or other action taken by the Committee pursuant to the Plan shall be binding and conclusive upon the approval by the Board of Directors.

     Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     The Committee shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of this Plan) or amendment of the exercise price of an Option previously granted under this Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company's shareholders shall have approved such adjustment or amendment.

     Section 3. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN. Subject to any adjustment as provided in the Plan, the shares to be offered under the Plan may be, in whole or in part, authorized but unissued Common Shares of the Company, or issued Common Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall not exceed 300,000, plus the amount of any additional Common Shares which may result from any share distributions effected after the approval of this Plan by the Board of Directors of the Company. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares with respect thereto shall again be available for other Options to be granted under the Plan unless the Plan shall have been terminated.

     Section 4. SELECTION OF OPTIONEES. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant Options to any present and future full-time key employees of the Company and of its present and future Subsidiaries. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee may take into account the nature of the services rendered by such persons, their present and potential contributions to the success and growth of the Company and its Subsidiaries, and such other factors as the Committee, in its discretion, shall deem relevant. Any person who has been granted an Option under a prior stock option plan of the Company may be granted an additional Option or Options under the Plan if the Committee shall so determine.

     Section 5. OPTION PRICE. The purchase price for the shares covered by each Option granted shall be not less than one hundred percent (100%) of the fair market value of the shares on the date of the grant of the Option. Such fair market value shall be equal to the mean of the high and low prices at which Common Shares of the Company are traded on the New York Stock Exchange on such date.

     Section 6. OPTION REQUIREMENTS. The Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced in writing in a form recommended by the Committee and approved by the Board of Directors and shall include the following terms and conditions:

          (a) OPTIONEE.  Each Option shall state the name of the Optionee.

          (b) NUMBER OF SHARES. Each Option shall state the number of shares to which that Option pertains. During any fiscal year of the Company, no Optionee shall be granted Options covering more than five percent (5%) of the maximum number of Common Shares which may be issued upon exercise of Options granted under the Plan.

          (c) PURCHASE PRICE. Each Option shall state the Option price, which shall be not less than one hundred percent (100%) of the fair market value of the shares covered by such Option on the date of the grant of such Option. See Section 5, Option Price.

          (d) PAYMENT. Each Option shall state that the Option price shall be payable upon the exercise of the Option and may be paid in cash or by check in United States Dollars, or by the surrender of a sufficient number of shares of stock in the Company, based on fair market value of such shares on the date of exercise. See Section 5.

          (e) LENGTH OF OPTION. Each Option shall be granted for a period to be determined by the Committee but in no event to exceed more than 10 years. However, subject to Sections 9 and 10, each Option shall be exercisable only during such portion of its term as the Committee shall determine, and only if the Optionee is employed by the Company or a Subsidiary of the Company at the time of such exercise.

          (f) EXERCISE OF OPTION. Each Optionee shall have the right to exercise his or her Option in the manner specified in the agreement evidencing granting of such Option.

          (g) No Option shall be exercisable while there is outstanding any qualified stock option (as defined in Section 422 of the Internal Revenue Code of 1954, as amended (the "Code")), incentive stock option, (as defined in Section 422A of the Code) or restricted stock option (as defined in
     Section 424 of the Code), which qualified, incentive or restricted stock option was granted before the granting of such other Option, to the person to whom such other Option is granted to purchase stock in the Company or in a company, which, at the time such other Option is granted, is a parent or subsidiary (as those terms are defined in Section 425 of the Code) of the Company or is a predecessor corporation of the Company or of such parent or subsidiary. If the outstanding qualified, incentive or restricted stock options or such other Options granted to the same Optionee are to purchase stock of the same class in the same corporation, the immediately preceding sentence shall apply with respect to an outstanding qualified or restricted stock option only if the purchase price of such outstanding Option is higher than the purchase price of such other Option.

              This subparagraph 6(g) shall not apply to any grant made after January 2, 1987.

     Section 7. METHOD OF EXERCISE OF OPTIONS. Each Option shall be exercised pursuant to the terms of such Option and pursuant to the terms of the Plan by giving written notice to the Company at its principal place of business, accompanied by cash, check, or shares, in payment of the Option price for the number of shares specified and paid for. The Company shall make delivery of such shares as soon as possible; provided, however, that if any law or regulation requires the Company to take action with respect to the shares specified in such notice before issuance thereof, the date of delivery of such shares shall then be extended for the period necessary to take such action.

     Section 8. NON-TRANSFERABILITY OF OPTIONS. During the Optionee's lifetime, the Options shall be exercised only by him. The Options shall not be transferable and shall terminate as provided in this Plan.

     Section 9. EARLIER TERMINATION OF OPTIONS. Except as set forth in Section 10, upon the termination of the Optionee's employment for any reason whatsoever, the Options will terminate as to all shares covered by Options which have not yet been exercised as to the date of such termination.

     Section 10.

          (a) EXERCISE UPON DEATH OR DISABILITY. In the event an Optionee dies while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date of death, and the estate of the deceased Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date of the Optionee's death, with exercise to be made as set forth in Section 7.

              In the event an Optionee becomes Disabled while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date the Optionee becomes Disabled, and the Optionee (or, in the event the Optionee is incapacitated and unable to exercise Options, the Optionee's legal guardian or legal representative whom the Committee deems appropriate based on applicable facts and circumstances) shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date the Optionee becomes Disabled, with exercise to be made as set forth in Section 7.

          (b) EXERCISE UPON RETIREMENT. In the event an Optionee's employment with the Company and its Subsidiaries is terminated by reason of the Optionee's retirement, the Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of 48 months after the date the Optionee retires in the case of non-qualified stock options and for a period of three months after the date the Optionee retires in the case of Incentive Stock Options, in each case with exercise to be made as set forth in Section 7. In the event that an Optionee does not exercise the Optionee's Incentive Stock Options prior to the expiration of the three-month period after the date the Optionee retires, such Options shall be treated as non-qualified stock options upon exercise by the Optionee after such three-month period. For purposes of this Section 10(b), "retirement" shall mean termination of employment at or after attaining age 55 with at least ten (10) years of service (as defined in the Company's qualified retirement plans), other than by reason of death or Disability or for cause.

          (c) EXERCISE UPON TERMINATION OF EMPLOYMENT IN CONNECTION WITH A DISPOSITION OF RESTAURANTS. In the event an Optionee's employment with the Company and its Subsidiaries is terminated without cause in connection with a disposition of one or more restaurants by the Company or its Subsidiaries, the Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year following the Optionee's termination of employment in the case of non-qualified stock options and for a period of three months following the Optionee's termination of employment in the case of Incentive Stock Options, in each case with exercise to be made as set forth in Section 7.

     Section 11. INCENTIVE STOCK OPTIONS. Options granted pursuant to this Plan may include Incentive Stock Options (as defined in Section 422A of the Code).

          A. Notwithstanding Section 4, above, no Incentive Stock Option shall be granted to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of the Company, or its parent or subsidiary corporations, unless (i) the Option price at the time such Option is granted is at least one hundred ten percent (110%) of the fair market value of the shares subject to the Option, and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted.

          B. There shall not be granted to an individual, Incentive Stock Options for stock having an aggregate fair market value (determined as of the time the Options are granted) in excess of $100,000 in any one calendar year, plus any carryover amount provided for in this subparagraph. The carryover amount allowed for an individual shall be one-half of the amount by which $100,000 exceeds the aggregate fair market value of stock for which Incentive Stock Options were granted in the prior calendar year. Fair market value for purposes of this subparagraph shall be determined as of the time of grant of such Options. (See Section 5.) Such amounts may be carried over three (3) years. Options granted in any year shall use all of the $100,000 current year limitation first, and then the carryover from the earliest year in which carryover arose.

          C. With respect to Incentive Stock Options granted on or after January 1, 1987, subsection (B) shall not apply. Instead, with respect to Incentive Stock Options granted on or after January 1, 1987, the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the individual during any calendar year (under all such plans of the Company and the subsidiaries) shall not exceed $100,000.

     Section 12. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN. In the event any dividend upon the Common Shares payable in shares is declared by the Company, or in case of any subdivision or combination of the outstanding Common Shares, the aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall be increased or decreased proportionately so that there will be no change in the aggregate purchase price payable upon the exercise of the Options. In the event of any other recapitalization or any reorganization, merger, consolidation or any change in the corporate structure or stock of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to accurately reflect the terms of the Options as to the number and kind of shares deliverable upon subsequent exercising of the Options and in the Option prices under the Options.

     Section 13. LISTING AND REGISTRATION OF SHARES. If at any time the Board of Directors shall deem it necessary that listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law or the consent or the approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the purchase of shares under the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable by the Board.

     Section 14. RIGHT AS SHAREHOLDER. Neither the Optionee, nor his executor, administrator, heirs, or legatees, shall be or have any rights or privileges of a shareholder of the Company in respect to the shares transferable upon exercise of any Option granted hereunder, unless and until certificates representing such shares shall have been endorsed, transferred and delivered and the transferee has caused his name to be entered as the shareholder of record on the books of the Company.

     Section 15. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     Section 16. MERGER, CONSOLIDATION, ETC. In the event that the Company is a party to a plan or agreement for merger or consolidation or reclassification of its securities or the exchange of its securities for the securities of another person which has acquired the Company's assets or which is in control (as defined in Section 360(c) of the Code) of a person which has acquired the Company's assets, where the terms of such plan or agreement are binding upon all shareholders of the Company, except to the extent that dissenting shareholders may be entitled to relief under Section 1701.85 of the Ohio Revised Code, then Options granted and outstanding pursuant to the Plan for more than six (6) months, notwithstanding the date of exercise fixed in the grant of such Options, shall become immediately exercisable and each Optionee shall be entitled to receive, upon payment of the amount required for exercise of each Option, securities or cash consideration, or both, equal to those the Optionee would have been entitled to receive under such plan or agreement if the Optionee had already exercised such Option.

     Section 17. AMENDMENT OR TERMINATION.The Board of Directors may amend or terminate the Plan at any time, provided that the Board shall not (except as provided in Sections 9, 10 and 12 hereof) make any change in the Options which will impair the rights of the Optionee therein, without the consent of the Optionee.

     Section 18. LAWS GOVERNING PLAN. This Plan shall be construed under and governed by the laws of the State of Ohio.

     Section 19. CAPTIONS. The captions to the several sections hereof are not a part of this Plan, but are merely guides or labels to assist in locating and reading the several sections hereof.

                                                                       EXHIBIT D
                          WENDY'S INTERNATIONAL, INC.
                             1987 STOCK OPTION PLAN
                (Reflects amendments through February 23, 1994)

     Section 1. PURPOSE. This 1987 Stock Option Plan (hereinafter referred to as the "Plan") is intended as a means whereby key employees (hereinafter referred to as "Employee" or "Employees" and "Optionee" or "Optionees") of Wendy's International, Inc. (hereinafter referred to as the "Company") or its subsidiaries (hereinafter referred to as the "Subsidiaries") can each enlarge his proprietary interest in the Company, thereby encouraging the judgment, initiative and efforts of the Employees for the successful conduct of the Company's business.

     Section 2. ADMINISTRATION OF THE PLAN. The Board of Directors of the Company shall appoint a Compensation Committee (hereinafter referred to as the "Committee") of not less than three (3) Directors to administer the Plan. The members of the Committee shall serve at the pleasure of the Board, which shall have the power at any time, or from time to time, to remove members from the Committee or to add members thereto. No member of the Committee, while serving as such, shall be eligible to participate in the Plan. The Committee shall construe and interpret the Plan, establish such rules as it deems necessary for the proper administration of the Plan and make such determinations and take such other action in connection with the Plan as it deems necessary and advisable. It shall determine the individuals to whom and the time or times at which Options shall be granted, the number of shares to be subject to each Option, the Option price and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan. Any such construction, interpretation, rule, determination or other action taken by the Committee pursuant to the Plan shall be binding and conclusive upon the approval by the Board of Directors.

     Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     The Committee shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of this Plan) or amendment of the exercise price of an Option previously granted under this Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company's shareholders shall have approved such adjustment or amendment.

     Section 3. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN. Subject to any adjustment as provided in the Plan, the shares to be offered under the Plan may be, in whole or in part, authorized but unissued Common Shares of the Company, or issued Common Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall not exceed 300,000, plus the amount of any additional Common Shares which may result from any share distributions effected after the approval of this Plan by the Board of Directors of the Company. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares with respect thereto shall again be available for other Options to be granted under the Plan unless the Plan shall have been terminated.

     Section 4. SELECTION OF OPTIONEES. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant Options to any present and future full-time key employees of the Company and of its present and future Subsidiaries. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee may take into account the nature of the services rendered by such persons, their present and potential contributions to the success and growth of the Company and its Subsidiaries, and such other factors as the Committee, in its discretion, shall deem relevant. Any person who has been granted an Option under a prior stock option plan of the Company may be granted an additional Option or Options under the Plan if the Committee shall so determine.

     Section 5. OPTION PRICE. The purchase price for the shares covered by each Option granted shall be not less than one hundred percent (100%) of the fair market value of the shares on the date of the grant of the Option. Such fair market value shall be equal to the mean of the high and low prices at which Common Shares of the Company are traded on the New York Stock Exchange on such date.

     Section 6. OPTION REQUIREMENTS. The Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced in writing in a form recommended by the Committee and approved by the Board of Directors and shall include the following terms and conditions:

          (a) OPTIONEE.  Each Option shall state the name of the Optionee.

          (b) NUMBER OF SHARES. Each Option shall state the number of shares to which that Option pertains. During any fiscal year of the Company, no Optionee shall be granted Options covering more than five percent (5%) of the maximum number of Common Shares which may be issued upon exercise of Options granted under the Plan.

          (c) PURCHASE PRICE. Each Option shall state the Option price, which shall be not less than one hundred percent (100%) of the fair market value of the shares covered by such Option on the date of grant of such Option. See Section 5, Option Price.

          (d) PAYMENT. Each Option shall state that the Option price shall be payable upon the exercise of the Option and may be paid in cash, by check in United States Dollars, or by the surrender of a sufficient number of shares of stock in the Company, based on fair market value of such shares on the date of exercise. See Section 5.

          (e) LENGTH OF OPTION. Each Option shall be granted for a period to be determined by the Committee but in no event to exceed more than ten (10) years. However, subject to Sections 9 and 10, each Option shall be exercisable only during such portion of its term as the Committee shall determine, and only if the Optionee is employed by the Company or a Subsidiary of the Company at the time of such exercise.

          (f) EXERCISE OF OPTION. Each Optionee shall have the right to exercise his or her Option in the manner specified in the agreement evidencing granting of such Option.

     Section 7. METHOD OF EXERCISE OF OPTIONS. Each Option shall be exercised pursuant to the terms of such Option and pursuant to the terms of the Plan by giving written notice to the Company at its principal place of business, accompanied by cash, check, or shares, in payment of the Option price for the number of shares specified and paid for. The Company shall make delivery of such shares as soon as possible; provided, however, that if any law or regulation requires the Company to take action with respect to the shares specified in such notice before issuance thereof, the date of delivery of such shares shall then be extended for the period necessary to take such action.

     Section 8. NON-TRANSFERABILITY OF OPTIONS. During the Optionee's lifetime, the Options shall be exercised only by him. The Options shall not be transferable and shall terminate as provided in this Plan.

     Section 9. EARLIER TERMINATION OF OPTIONS. Except as set forth in Section 10, upon the termination of the Optionee's employment for any reason whatsoever, the Options will terminate as to all shares covered by Options which have not been exercised as to the date of such termination.

     Section 10.

          (a) EXERCISE UPON DEATH OR DISABILITY. In the event an Optionee dies while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date of death, and the estate of the deceased Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date of the Optionee's death, with exercise to be made as set forth in Section 7.

          In the event an Optionee becomes Disabled while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date the Optionee becomes Disabled, and the Optionee (or, in the event the Optionee is incapacitated and unable to exercise Options, the Optionee's legal guardian or legal representative whom the Committee deems appropriate based on applicable facts and circumstances) shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date the Optionee becomes Disabled, with exercise to be made as set forth in Section 7.

          (b) EXERCISE UPON RETIREMENT. In the event an Optionee's employment with the Company and its Subsidiaries is terminated by reason of the Optionee's retirement, the Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of 48 months after the date the Optionee retires in the case of non-qualified stock options and for a period of three months after the date the Optionee retires in the case of Incentive Stock Options, in each case with exercise to be made as set forth in Section 7. In the event that an Optionee does not exercise the Optionee's Incentive Stock Options prior to the expiration of the three-month period after the date the Optionee retires, such Options shall be treated as non-qualified stock options upon exercise by the Optionee after such three-month period. For purposes of this Section 10(b), "retirement" shall mean termination of employment at or after attaining age 55 with at least ten (10) years of service (as defined in the Company's qualified retirement plans), other than by reason of death or Disability or for cause.

          (c) EXERCISE UPON TERMINATION OF EMPLOYMENT IN CONNECTION WITH A DISPOSITION OF RESTAURANTS. In the event an Optionee's employment with the Company and its Subsidiaries is terminated without cause in connection with a disposition of one or more restaurants by the Company or its Subsidiaries, the Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year following the Optionee's termination of employment in the case of non-qualified stock options and for a period of three months following the Optionee's termination of employment in the case of Incentive Stock Options, in each case with exercise to be made as set forth in Section 7.

     Section 11. INCENTIVE STOCK OPTIONS. Options granted pursuant to this Plan may include Incentive Stock Options (as defined in Section 422A of the Internal Revenue Code of 1986, as amended).

     Notwithstanding Section 4, above, no Incentive Stock Option shall be granted to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of the Company, or its parent or subsidiary corporations, unless (i) the Option price at the time such Option is granted is at least one hundred ten percent (110%) of the fair market value of the shares subject to the Option, and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. Further, the aggregate fair market value (determined at the time the Option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all such plans of the Company and its Subsidiaries) shall not exceed $100,000.

     Section 12. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN. In the event any dividend upon the Common Shares payable in shares is declared by the Company, or in case of any subdivision or combination of the outstanding Common Shares, the aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall be increased or decreased proportionately so that there will be no change in the aggregate purchase price payable upon the exercise of the Options. In the event of any other recapitalization or any reorganization, merger, consolidation or any change in the corporate structure or stock of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to reflect accurately the terms of the Options as to the number and kind of shares deliverable upon subsequent exercising of the Options and in the Option prices under the Options.

     Section 13. LISTING AND REGISTRATION OF SHARES. If at any time the Board of Directors shall deem it necessary that listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law or the consent or the approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the purchase of shares under the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable by the Board.

     Section 14. RIGHT AS SHAREHOLDER. Neither the Optionee, nor his executor, administrator, heirs, or legatees, shall be or have any rights or privileges of a shareholder of the Company in respect to the shares transferable upon exercise of any Option granted hereunder, unless and until certificates representing such shares shall have been endorsed, transferred and delivered and the transferee has caused his name to be entered as the shareholder of record on the books of the Company.

     Section 15. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     Section 16. MERGER, CONSOLIDATION, ETC. In the event that the Company is a party to a plan or agreement for merger or consolidation or reclassification of its securities or the exchange of its securities for the securities of another person which has acquired the Company's assets or which is in control (as defined in Section 368(c) of the Code) of a person which has acquired the Company's assets, where the terms of such plan or agreement are binding upon all shareholders of the Company, except to the extent that dissenting shareholders may be entitled to relief under Section 1701.85 of the Ohio Revised Code, then Options granted and outstanding pursuant to the Plan for more than six (6) months, notwithstanding the date of exercise fixed in the grant of such Options, shall become immediately exercisable and each Optionee shall be entitled to receive, upon payment of the amount required for exercise of each Option, securities or cash consideration, or both, equal to those the Optionee would have been entitled to receive under such plan or agreement if the Optionee had already exercised such Option.

     Section 17. AMENDMENT OR TERMINATION. The Board of Directors may amend or terminate the Plan at any time, provided that the Board shall not (except as provided in Sections 9, 10 and 12 hereof) make any change in the Options which will impair the rights of the Optionee therein, without the consent of the Optionee.

     Section 18. LAWS GOVERNING PLAN. This Plan shall be construed under and governed by the laws of the State of Ohio.

     Section 19. CAPTIONS. The captions to the several sections hereof are not a part of this Plan, but are merely guides or labels to assist in locating and reading the several sections hereof.

                                                                       EXHIBIT E
                          WENDY'S INTERNATIONAL, INC.
                             1990 STOCK OPTION PLAN
                (Reflects amendments through February 23, 1994)

                            PART I -- KEY EMPLOYEES

     Section 1. PURPOSE. This Wendy's 1990 Stock Option Plan (hereinafter referred to as the "Plan") is intended as a means whereby key employees (hereinafter referred to as "Employee" or "Employees" and "Optionee" or "Optionees") of Wendy's International, Inc. (hereinafter referred to as the "Company") or its subsidiaries (hereinafter referred to as the "Subsidiaries") can each enlarge his proprietary interest in the Company, thereby encouraging the judgment, initiative and efforts of the Employees for the successful conduct of the Company's business. The Plan is also intended to create common interests between the Employees and the other shareholders of the Company, and to assist the Company in attracting, retaining and motivating Employees.

     Section 2. ADMINISTRATION OF THE PLAN. The Board of Directors of the Company shall appoint a Compensation Committee (hereinafter referred to as the "Committee") of not less than three (3) Directors to administer the Plan. The members of the Committee shall serve at the pleasure of the Board, which shall have the power at any time, or from time to time, to remove members from the Committee or to add members thereto. All members of the Committee shall be qualified to administer the Plan as contemplated by Securities and Exchange Commission Rule 16b-3 as amended or superseded from time to time. The Committee shall construe and interpret the Plan, establish such operating guidelines and rules as it deems necessary for the proper administration of the Plan and make such determinations and take such other action in connection with the Plan as it deems necessary and advisable. It shall determine the individuals to whom and the time or times at which Options shall be granted, the number of shares to be subject to each Option, the Option price and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan. Any such construction, interpretation, rule, determination or other action taken by the Committee pursuant to the Plan shall be final, binding and conclusive on all interested parties, including the Company and all former, present and future Employees of the Company.

     Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     The Committee shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of this Plan) or amendment of the exercise price of an Option previously granted under this Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company's shareholders shall have approved such adjustment or amendment.

     Section 3. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN. Subject to any adjustment as provided in the Plan, the shares to be offered under the Plan may be, in whole or in part, authorized but unissued Common Shares of the Company, or issued Common Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall not exceed 12,430,000, plus the amount of any additional Common Shares which may result from any share distributions effected after the approval of this Plan by the Board of Directors of the Company. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares with respect thereto shall again be available for other Options to be granted under the Plan unless the Plan shall have been terminated.

     Section 4. SELECTION OF OPTIONEES. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant Options to any present and future full-time key employees of the Company and of its present and future Subsidiaries. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee may take into account the nature of the services rendered by such persons, their present and potential contribution to the success and growth of the Company and its Subsidiaries, and such other factors as the Committee, in its discretion, shall deem relevant. Any person who has been granted an Option under a prior stock option plan of the Company may be granted an additional Option or Options under the Plan if the Committee shall so determine.

     Section 5. OPTION PRICE. The purchase price for the shares covered by each Option granted shall be not less than one hundred percent (100%) of the fair market value of the shares on the date of the grant of the Option. Such fair market value shall be equal to the mean of the high and low prices at which Common Shares of the Company are traded on the New York Stock Exchange on such date.

     Section 6. OPTION REQUIREMENTS. The Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced in writing in a form recommended by the Committee and approved by the Board of Directors and shall include the following terms and conditions:

          (a) OPTIONEE.  Each Option shall state the name of the Optionee.

          (b) NUMBER OF SHARES. Each Option shall state the number of shares to which that Option pertains. During any fiscal year of the Company, no Optionee shall be granted Options covering more than five percent (5%) of the maximum number of Common Shares which may be issued upon exercise of Options granted under the Plan.

          (c) PURCHASE PRICE. Each Option shall state the Option price, which shall be not less than one hundred percent (100%) of the fair market value of the shares covered by such Option on the date of grant of such Option. See Section 5, Option Price, and Section 27, date of grant.

          (d) PAYMENT. The purchase price for the Options being exercised must be paid in full at the time of exercise in a manner acceptable to the Committee. In addition, in order to enable the Company to meet any applicable foreign, federal (including FICA), state and local withholding tax requirements, an Optionee shall also be required to pay the amount of tax to be withheld at the time of exercise. No Common Shares will be delivered to any Optionee until all such amounts have been paid.

          (e) LENGTH OF OPTION. Each Option shall be granted for a period to be determined by the Committee but in no event to exceed more than ten (10) years. However, subject to Sections 9 and 10, each Option shall be exercisable only during such portion of its term as the Committee shall determine, and only if the Optionee is employed by the Company or a Subsidiary of the Company at the time of such exercise.

          (f) EXERCISE OF OPTION. With respect to Options offered pursuant to this Plan to an Employee who is subject to Section 16 of the Securities Exchange Act of 1934 ("Section 16 of the Exchange Act"), no option can be exercised for at least six (6) months after the date of grant except in the case of death or Disability as set forth in Section 10 where the Option is otherwise exercisable. Otherwise each Optionee shall have the right to exercise his or her Option in the manner specified in this Plan or in the agreement evidencing granting of such Option.

     Section 7. METHOD OF EXERCISE OF OPTIONS. Each Option shall be exercised pursuant to the terms of such Option and pursuant to the terms of the Plan by giving written notice to the Company at its principal place of business or other address designated by the Company, accompanied by cash, check, shares, or other property acceptable to the Committee, in payment of the Option price for the number of shares specified and paid for. From time to time the Committee may establish procedures relating to effecting such exercises. No fractional shares shall be issued as a result of exercising an Option. The Company shall make delivery of such shares as soon as possible; provided, however, that if any law or regulation requires the Company to take action with respect to the shares specified in such notice before issuance thereof, the date of delivery of such shares shall then be extended for the period necessary to take such action.

     Section 8. NON-TRANSFERABILITY OF OPTIONS. Except as set forth in Section 10, an Option is exercisable during an Optionee's lifetime only by the Optionee. The Options shall not be transferable except by will or the laws of descent and distribution, and shall terminate as provided in this Plan.

     Section 9. EARLIER TERMINATION OF OPTIONS. Except as set forth in Section 10, upon the termination of the Optionee's employment for any reason whatsoever, the Options will terminate as to all shares covered by Options which have not been exercised as of the date of such termination.

     Section 10.

          (a) EXERCISE UPON DEATH OR DISABILITY. In the event an Optionee dies while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date of death, and the estate of the deceased Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date of the Optionee's death, with exercise to be made as set forth in Section 7.

              In the event an Optionee becomes Disabled while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date the Optionee becomes Disabled, and the Optionee (or, in the event the Optionee is incapacitated and unable to exercise Options, the Optionee's legal guardian or legal representative whom the Committee deems appropriate based on applicable facts and circumstances) shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date the Optionee becomes Disabled, with exercise to be made as set forth in Section 7.

     (b) EXERCISE UPON RETIREMENT. In the event an Optionee's employment with the Company and its Subsidiaries is terminated by reason of the Optionee's retirement, the Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of 48 months after the date the Optionee retires in the case of non-qualified stock options and for a period of three months after the date the Optionee retires in the case of Incentive Stock Options, in each case with exercise to be made as set forth in
Section 7. In the event that an Optionee does not exercise the Optionee's Incentive Stock Options prior to the expiration of the three-month period after the date the Optionee retires, such Options shall be treated as non-qualified stock options upon exercise by the Optionee after such three-month period. For purposes of this Section 10(b), "retirement" shall mean termination of employment at or after attaining age 55 with at least ten (10) years of service (as defined in the Company's qualified retirement plans), other than by reason of death or Disability or for cause.

     (c) EXERCISE UPON TERMINATION OF EMPLOYMENT IN CONNECTION WITH A DISPOSITION OF RESTAURANTS. In the event an Optionee's employment with the Company and its Subsidiaries is terminated without cause in connection with a disposition of one or more restaurants by the Company or its Subsidiaries, the Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year following the Optionee's termination of employment in the case of non-qualified stock options and for a period of three months following the Optionee's termination of employment in the case of Incentive Stock Options, in each case with exercise to be made as set forth in Section 7.

     Section 11. TYPES OF STOCK OPTIONS. The Options granted under the Plan may be non-qualified stock options or Incentive Stock Options (as defined in Section 422A of the Internal Revenue Code of 1986, as amended).

     Notwithstanding Section 4, above, no Incentive Stock Option shall be granted to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of the Company, or its parent or subsidiary corporations unless (i) the Option price at the time such Option is granted is equal to at least one hundred ten percent (110%) of the fair market value of the shares subject to the Option, and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. Further, the aggregate fair market value (determined at the time the Option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all such plans of the Company and its Subsidiaries) shall not exceed one hundred thousand dollars ($100,000.00).

     Section 12. EFFECT OF CHANGE IN COMMON SHARES SUBJECT TO THE PLAN. In the event any dividend upon the Common Shares payable in shares is declared by the Company, or in case of any subdivision or combination of the outstanding Common Shares, the aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall be increased or decreased proportionately so that there will be no change in the aggregate purchase price payable upon the exercise of the Options. In the event of any other recapitalization or any reorganization, merger, consolidation or any change in the corporate structure or stock of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to reflect accurately the terms of the Options as to the number and kind of shares deliverable upon subsequent exercising of the Options and in the Option prices under the Options.

     Section 13. LISTING AND REGISTRATION OF COMMON SHARES. If at any time the Board of Directors shall determine that listing, registration or qualification of the Common Shares covered by the Option upon any securities exchange or under any state or federal law or the consent or the approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the purchase of Common Shares under the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Any person exercising an Option shall make such representations and agreements and furnish such information as the Board or the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

     Section 14. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     Section 15. MISCONDUCT. In the event that an Optionee has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company or its Subsidiaries, or (ii) breached any contract with or violated any fiduciary obligation to the Company or its Subsidiaries, or
(iii) engaged in unlawful trading in the securities of the Company or its Subsidiaries or of another company based on information gained as a result of that Optionee's employment with the Company or its Subsidiaries, then that Optionee shall forfeit all rights to any unexercised Options granted under the Plan and all of that Optionee's outstanding Options shall automatically terminate and lapse, unless the Committee shall determine otherwise.

     Section 16. FOREIGN EMPLOYEES. Without amending the Plan, the Committee may grant Options to eligible Employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of laws of other countries in which the Company or its Subsidiaries operate or have employees.

     Section 17. BUY OUT OF OPTION GAINS. At any time after any Option becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and pay to the Optionee the excess of the fair market value of the Common Shares covered by such Option over the Option price of such Option at the date the Committee provides written notice (the "Buy Out Notice") of the intention to exercise such right. Buy outs pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in Common Shares, or partly in cash and partly in Common Shares, as the Committee deems advisable. To the extent payment is made in Common Shares, the number of shares shall be determined by dividing the amount of the payment to be made by the fair market value of a Common Share at the date of the Buy Out Notice. In no event shall the Company be required to deliver a fractional Common Share in satisfaction of this buy out provision. Payments of any such buy out amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes. For the purposes of this Section 17, fair market value shall be equal to the mean of the high and low prices at which Common Shares of the Company are traded on the New York Stock Exchange on the relevant date.

     Section 18. NO RIGHTS TO OPTIONS OR EMPLOYMENT. No Employee or other person shall have any claim or right to be granted an Option under the Plan. Having received an Option under the Plan shall not give an Employee any right to receive any other grant under the Plan. An Optionee shall have no rights to or interest in any Option except as set forth herein. Neither the Plan nor any action taken herein shall be construed as giving any Employee any right to be retained in the employ of the Company or its Subsidiaries.

     Section 19. MERGER, CONSOLIDATION, ETC. In the event that the Company is a party to a plan or agreement for merger or consolidation or reclassification of its securities or the exchange of its securities for the securities of another person which has acquired the Company's assets or which is in control (as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended) of a person which has acquired the Company's assets, where the terms of such plan or agreement are binding upon all shareholders of the Company, except to the extent that dissenting shareholders may be entitled to relief under Section 1701.85 of the Ohio Revised Code, then Options granted and outstanding pursuant to the Plan for more than six (6) months, notwithstanding the date of exercise fixed in the grant of such Options, shall become immediately exercisable and each Optionee shall be entitled to receive, upon payment of the amount required for exercise of each Option, securities or cash consideration, or both, equal to those the Optionee would have been entitled to receive under such plan or agreement if the Optionee had already exercised such Option.

     Section 20. AMENDMENT OR TERMINATION. The Board of Directors may amend or terminate the Plan at any time, provided that the Board of Directors shall not (except as provided in Sections 9, 10 and 12 hereof) make any change in the Options which will impair the rights of the Optionee therein, without the consent of the Optionee.

     Section 21. OTHER ACTIONS. This Plan shall not restrict the authority of the Committee, the Board of Directors or of the Company or its Subsidiaries for proper corporate purposes to grant or assume stock options, other than under the Plan, to or with respect to any Employee or other person.

     Section 22. COSTS AND EXPENSES. Except as provided in Section 6(d) hereof with respect to taxes, the costs and expenses of administering the Plan shall be borne by the Company, and shall not be charged to any grant nor to any Employee receiving a grant.

     Section 23. PLAN UNFUNDED. The Plan shall be unfunded. Except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

     Section 24. LAWS GOVERNING PLAN. This Plan shall be construed under and governed by the laws of the State of Ohio.

     Section 25. CAPTIONS. The captions to the several sections hereof are not a part of this Plan, but are merely guides or labels to assist in locating and reading the several sections hereof.

     Section 26. EFFECTIVE DATE. The Plan shall become effective on the date it is approved by the Board of Directors of the Company.

     Section 27. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meaning set forth below:

          (a) The "date of grant" or "grant date" of an Option shall be the date on which an Option is granted under the Plan.

          (b) "Option" means the right granted under the Plan to an Optionee to purchase a Common Share of the Company at a fixed price for a specified period of time.

          (c) "Option price" means the price at which a Common Share covered by an Option granted hereunder may be purchased.

          (d) With regard to any particular Employee, "Disabled" shall have (i) the meaning set forth in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, in the context of determining the period during which Incentive Stock Options granted to such Employee may be exercised and (ii) the meaning set forth in the Company's long term disability program applicable to such Employee in the context of determining the period during which non-qualified stock options granted such Employee may be exercised.

                        PART II: NON-EMPLOYEE DIRECTORS

     Section 1. PURPOSE. Part II of the Wendy's 1990 Stock Option Plan (hereinafter referred to as the "Plan") is intended as a means whereby Non-Employee Directors (hereinafter referred to as "Optionee" or "Optionees") of Wendy's International, Inc. (hereinafter referred to as the "Company") can each enlarge his proprietary interest in the Company, thereby encouraging the judgment, initiative and efforts of the Non-Employee Directors for the successful conduct of the Company's business. The Plan is also intended to create common interests between the Non-Employee Directors and the other shareholders of the Company, and to assist the Company in attracting, retaining and motivating the Non-Employee Directors.

     Section 2. ADMINISTRATION OF THE PLAN. The Board of Directors of the Company shall appoint a Compensation Committee (hereinafter referred to as the "Committee") of not less than three (3) Directors to administer the Plan. The members of the Committee shall serve at the pleasure of the Board, which shall have the power at any time, or from time to time, to remove members from the Committee or to add members thereto. All members of the Committee shall be qualified to administer the Plan as contemplated by Securities and Exchange Commission Rule 16b-3 as amended or superseded from time to time. The Committee shall construe and interpret the Plan, establish such operating guidelines and rules as it deems necessary for the proper administration of the Plan and make such determinations and take such other action in connection with the Plan as it deems necessary and advisable. Any such construction, interpretation, rule, determination or other action taken by the Committee pursuant to the Plan shall be final, binding and conclusive on all interested parties, including the Company and all former, present and future Non-Employee Directors of the Company.

     Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     The Committee shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of this Plan) or amendment of the exercise price of an Option previously granted under this Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company's shareholders shall have approved such adjustment or amendment.

     Section 3. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN. Subject to any adjustment as provided in the Plan, the shares to be offered under the Plan may be, in whole or in part, authorized but unissued Common Shares of the Company, or issued Common Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall not exceed 70,000, plus the amount of any additional Common Shares which may result from any share distributions effected after the approval of this Plan by the Board of Directors of the Company. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares with respect thereto shall again be available for other Options to be granted under the Plan unless the Plan shall have been terminated.

     Section 4. STOCK OPTION GRANTS.

          (a) Each Non-Employee Director of the Company on the effective date of the Plan shall be granted the number of Options equal to three (3) times the number of Options calculated for each such Director as follows: 50% of the amount paid to such Director in 1990 as director's fees (including quarterly retainer fees and Board meeting fees but excluding committee meeting fees and expense reimbursements), divided by the Option exercise price and rounded to the nearest whole share.

          (b) In 1992 and 1993, each year, the number of Options to be granted to each Non-Employee Director of the Company shall be equal to 50% of the amount paid to such Director during the preceding fiscal year as director's fees (including quarterly retainer fees and Board meeting fees but excluding committee meeting fees and expense reimbursements), divided by the Option exercise price and rounded to the nearest whole share. Such Options shall be granted on the date on which the regularly scheduled

     Board meeting is held during the Company's third fiscal quarter. In the event that an insufficient number of shares remains available under the Plan for issuance to all Non-Employee Directors in a fiscal year, then unless the Plan is amended to provide additional shares or the Company adopts another stock option plan under which the Non-Employee Directors can participate, the Non-Employee Directors shall participate on a prorata basis.

          (c) Commencing in 1994, each year, each Non-Employee Director of the Company shall be granted Options to purchase 1,100 Common Shares. Such Options shall be granted on the date on which the regularly scheduled Board meeting is held during the Company's third fiscal quarter. In the event that an insufficient number of shares remains available under the Plan for issuance to all Non-Employee Directors in a fiscal year, then unless the Plan is amended to provide additional shares or the Company adopts another stock option plan under which the Non-Employee Directors can participate, the Non-Employee Directors shall participate on a prorata basis.

     Section 5. OPTION PRICE. The purchase price for the shares covered by each Option granted shall be the fair market value of the shares on the date of the grant of the Option. Such fair market value shall be equal to the mean of the high and low prices at which Common Shares of the Company are traded on the New York Stock Exchange on such date.

     Section 6. OPTION REQUIREMENTS. The Options granted pursuant to the Plan shall be evidenced in writing in a form recommended by the Committee and approved by the Board of Directors and shall include the following terms and conditions:

          (a) OPTIONEE.  Each Option shall state the name of the Optionee.

          (b) NUMBER OF SHARES. Each Option shall state the number of shares to which that Option pertains.

          (c) PURCHASE PRICE. Each Option shall state the Option price, which shall be one hundred percent (100%) of the fair market value of the shares covered by such Option on the date of grant of such Option. See Section 5, Option Price, and Section 26, date of grant.

          (d) PAYMENT. The purchase price for the Options being exercised must be paid in full at the time of exercise in a manner acceptable to the Committee. In addition, in order to enable the Company to meet any applicable foreign, federal (including FICA), state and local withholding tax requirements, an Optionee shall also be required to pay the amount of tax to be withheld at the time of exercise. No Common Shares will be delivered to any Optionee until all such amounts have been paid.

          (e) LENGTH OF OPTION. Each Option shall be granted for a period of ten (10) years. However, subject to Sections 9 and 10, each Option shall be exercisable only during such portion of its term as hereinafter set forth and only if the Optionee is either a Non-Employee Director of the Company or is employed by the Company or a Subsidiary of the Company at the time of such exercise.

          (f) EXERCISE OF OPTION. Twenty-five (25%) percent of the Options covered by each grant shall become exercisable on each of the four anniversaries of the grant date for such Options. Otherwise, each Optionee shall have the right to exercise his or her Options in the manner specified in this Plan.

     Notwithstanding any provision in the Plan to the contrary, the Options shall not be exercisable in whole or in part unless and until the Plan is approved by the shareholders of the Company.

     Section 7. METHOD OF EXERCISE OF OPTIONS. Each Option shall be exercised pursuant to the terms of such Option and pursuant to the terms of the Plan by giving written notice to the Company at its principal place of business or other address designated by the Company, accompanied by cash, check, shares, or other property acceptable to the Committee in payment of the Option price for the number of shares specified and paid for. From time to time the Committee may establish procedures relating to effecting such exercises. No fractional shares shall be issued as a result of exercising an Option. The Company shall make delivery of such shares as soon as possible; provided, however, that if any law or regulation requires the Company to take action with respect to the shares specified in such notice before issuance thereof, the date of delivery of such shares shall then be extended for the period necessary to take such action.

     Section 8. NON-TRANSFERABILITY OF OPTIONS. Except as set forth in Section 10, an Option is exercisable during an Optionee's lifetime only by the Optionee. The Options shall not be transferable except by will or the laws of descent and distribution, and shall terminate as provided in this Plan.

     Section 9. EARLIER TERMINATION OF OPTIONS. Except as set forth in Section 10 of this Plan, if the Optionee ceases to be a Non-Employee Director of the Company or an employee of the Company or its Subsidiaries for any reason whatsoever, the Options will terminate as to all shares covered by Options which have not been exercised as of such date.

     Section 10.

          (a) EXERCISE UPON DEATH OR DISABILITY. In the event an Optionee dies while either a Non-Employee Director of the Company or while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date of death, and the estate of the deceased Optionee shall have the right to exercise any rights the Optionee would have under this Plan for a period of one year after the date of the Optionee's death, with exercise to be made as set forth in Section 7.

              In the event an Optionee becomes Disabled while either a Non-Employee Director of the Company or while employed by the Company or a Subsidiary, then all Options held by the Optionee shall become immediately exercisable as of the date the Optionee becomes Disabled, and the Optionee (or, in the event the Optionee is incapacitated and unable to exercise Options, the Optionee's legal guardian or legal representative whom the Committee deems appropriate based on applicable facts and circumstances) shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of one year after the date the Optionee becomes Disabled, with exercise to be made as set forth in Section 7.

          (b) EXERCISE UPON RETIREMENT. In the event an Optionee retires as a Non-Employee Director or as an employee of the Company and its Subsidiaries, the Optionee shall have the right to exercise any rights the Optionee would otherwise have under this Plan for a period of 48 months after the date of such retirement, with exercise to be made as set forth in
     Section 7. For purposes of this Section 10(b), "retirement" shall mean termination of membership on the Company's Board of Directors at or after attaining age 55 with at least ten (10) years of service as a member of the Board, other than by reason of death or Disability or for cause, and "termination for cause" shall mean termination of membership on the Board of Directors on account of any fraud, intentional misrepresentation, embezzlement or misappropriation or conversion of assets or opportunities of the Company or its Subsidiaries.

     Section 11. TYPES OF STOCK OPTIONS. The Options granted under the Plan shall be non-qualified stock options.

     Section 12. EFFECT OF CHANGE IN COMMON SHARES SUBJECT TO THE PLAN. In the event any dividend upon the Common Shares payable in shares is declared by the Company, or in case of any subdivision or combination of the outstanding Common Shares, the aggregate number of Common Shares to be delivered upon exercise of all Options granted under the Plan shall be increased or decreased proportionately so that there will be no change in the aggregate purchase price payable upon the exercise of the Options. In the event of any other recapitalization or any reorganization, merger, consolidation or any change in the corporate structure or stock of the Company, the Board of Directors shall make such adjustment, if any, as it may deem appropriate to reflect accurately the terms of the Options as to the number and kind of shares deliverable upon subsequent exercising of the Options and in the Option prices under the Options.

     Section 13. LISTING AND REGISTRATION OF COMMON SHARES. If at any time the Board of Directors shall determine that listing, registration or qualification of the Common Shares covered by the Option upon any securities exchange or under any state or federal law or the consent or the approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the purchase of Common

Shares under the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Any person exercising an Option shall make such representations and agreements and furnish such information as the Board or the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

     Section 14. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     Section 15. MISCONDUCT. In the event that an Optionee has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company or its Subsidiaries, or (ii) breached any contract with or violated any fiduciary obligation to the Company or its Subsidiaries, or
(iii) engaged in unlawful trading in the securities of the Company or its Subsidiaries or of another company based on information gained as a result of that Optionee serving as a Non-Employee Director of the Company, then that Optionee shall forfeit all rights to any unexercised Options granted under the Plan and all of that Optionee's outstanding Options shall automatically terminate and lapse, unless the Committee shall determine otherwise.

     Section 16. BUY OUT OF OPTION GAINS. At any time after any Option becomes exercisable, the Board of Directors (excluding any Director who holds Options for which the buy out election is being considered) shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and pay to the Optionee the excess of the fair market value of the Common Shares covered by such Option over the Option price of such Option at the date the Board provides written notice (the "Buy Out Notice") of the intention to exercise such right. Buy outs pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in Common Shares, or partly in cash and partly in Common Shares, as the Board deems advisable. To the extent payment is made in Common Shares, the number of shares shall be determined by dividing the amount of the payment to be made by the fair market value of a Common Share at the date of the Buy Out Notice. In no event shall the Company be required to deliver a fractional Common Share in satisfaction of this buy out provision. Payments of any such buy out amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes. For the purposes of this Section 16, fair market value shall be equal to the mean of the high and low prices at which Common Shares of the Company are traded on the New York Stock Exchange on the relevant date.

     Section 17. NO OTHER RIGHTS. An Optionee shall have no rights to or interest in any Option except as set forth herein. Neither the Plan nor any action taken herein shall be construed as giving any Optionee any right to remain as a Director of the Company.

     Section 18. MERGER, CONSOLIDATION, ETC. In the event that the Company is a party to a plan or agreement for merger or consolidation or reclassification of its securities or the exchange of its securities for the securities of another person which has acquired the Company's assets or which is in control (as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended) of a person which has acquired the Company's assets, where the terms of such plan or agreement are binding upon all shareholders of the Company, except to the extent that dissenting shareholders may be entitled to relief under Section 1701.85 of the Ohio Revised Code, then Options granted and outstanding pursuant to the Plan for more than six (6) months, notwithstanding the date of exercise fixed in the grant of such Options, shall become immediately exercisable and each Optionee shall be entitled to receive, upon payment of the amount required for exercise of each Option, securities or cash consideration, or both, equal to those the Optionee would have been entitled to receive under such plan or agreement if the Optionee had already exercised such Option.

     Section 19. AMENDMENT OR TERMINATION. The Board of Directors may amend or terminate the Plan at any time, provided that the Board of Directors shall not (except as provided in Sections 9, 10 and 12 hereof) make any change in the Options which will impair the rights of the Optionee therein, without the consent of the Optionee, and further provided that any amendment which would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of Common Shares which may be issued under the Plan, (iii) materially modify the requirements as to eligibility or participation in the Plan, or

(iv) otherwise amend the Plan in such manner where shareholder approval is necessary to comply with any legal, tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Securities Exchange Act of 1934, shall not be made without the approval of the shareholders of the Company.

     Section 20. OTHER ACTIONS. This Plan shall not restrict the authority of the Committee, the Board of Directors or of the Company or its Subsidiaries for proper corporate purposes to grant or assume stock options, other than under the Plan, to or with respect to any Optionee or other person.

     Section 21. COSTS AND EXPENSES. Except as provided in Section 6(d) hereof with respect to taxes, the costs and expenses of administering the Plan shall be borne by the Company, and shall not be charged to any grant nor to any Optionee receiving a grant.

     Section 22. PLAN UNFUNDED. The Plan shall be unfunded. Except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

     Section 23. LAWS GOVERNING PLAN. This Plan shall be construed under and governed by the laws of the State of Ohio.

     Section 24. CAPTIONS. The captions to the several sections hereof are not a part of this Plan, but are merely guides or labels to assist in locating and reading the several sections hereof.

     Section 25. EFFECTIVE DATE. The Plan shall become effective on the date it is approved by the Board of Directors of the Company.

     Section 26. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meaning set forth below:

          (a) The "date of grant" or "grant date" of an Option shall be the date on which an Option is granted under the Plan.

          (b) The phrase "Non-Employee Director" means a member of the Board of Directors of the Company who is not an employee of the Company or any of its Subsidiaries.

          (c) "Option" means the right granted under the Plan to an Optionee to purchase a Common Share of the Company at a fixed price for a specified period of time.

          (d) "Option price" means the price at which a Common Share covered by an Option granted hereunder may be purchased.

          (e) "Subsidiaries" means the subsidiaries of Wendy's International, Inc.

          (f) With regard to any particular Employee, "Disabled" shall have the meaning set forth in the Company's long term disability program generally applicable to officers of the Company.

                                                                       EXHIBIT F

                          WENDY'S INTERNATIONAL, INC.

                  SENIOR EXECUTIVE EARNINGS MAXIMIZATION PLAN

     1. PURPOSE. The purpose of the Senior Executive Earnings Maximization Plan (the "Plan") is to enhance Wendy's International, Inc.'s (the "Company") ability to attract, motivate, reward, and retain key employees, to strengthen their commitment to the success of the Company and to align their interests with those of the Company's shareholders by providing additional compensation to designated key employees of the Company based on the achievement of performance objectives. To this end, the Plan provides a means of rewarding participants based on the performance of the Company.

     2. COMMITTEE. The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee"). Each member of the Committee must be an "outside director" within the meaning of the Regulations proposed under
Section 162(m) of the Internal Revenue Code of 1986, as amended.

     3. ELIGIBLE EMPLOYEES. Eligible employees shall include the individuals holding the positions of Senior Chairman of the Board, Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer; provided, however, that no more than three persons will participate in the Plan for any particular fiscal year of the Company (those Eligible Employees who are participants in respect of any fiscal year are hereinafter referred to as "Participants"). The Eligible Employees who will participate in the Plan for any fiscal year will be designated by the Committee in its sole discretion prior to commencement of that fiscal year.

     4. CREATION OF A BONUS POOL. The Committee shall establish Net Income targets at three levels for each fiscal year. A bonus pool (the "Bonus Pool") will be created in respect of any fiscal year in which Net Income exceeds one of those target levels. The amount of the Bonus Pool in any such fiscal year shall be a percentage of the Net Income of the Company for such year, such percentage to be based on which target level of Net Income was achieved. The Committee may establish such targets and percentages for a period of years, but in all circumstances prior to the commencement of the year to which the targets and percentages relate (except in the case of 1994, in which case the targets and percentages must be established before April 1, 1994). "Net Income" as used in this Plan shall mean net income of the Company as reflected in the Company's consolidated audited financial statements for the applicable fiscal year.

     The Net Income target for each fiscal year is based on an assumed Federal Statutory Tax Rate applicable to the Company of 34%. If the Federal Statutory Tax Rate applicable to the Company for any fiscal year is other than 34%, then the Net Income targets for such fiscal year shall be adjusted based on the same pre-federal tax income amount which could be calculated using the stated Net Income targets for such fiscal year (at the assumed 34% Federal Statutory Tax
Rate) multiplied by the actual Federal Statutory Tax Rate for such fiscal year, provided that no adjustment will be made for any fiscal year unless the Company's Effective Federal Tax Rate for the fiscal year is more than the Company's actual Federal Statutory Tax Rate for such fiscal year. If the Federal Statutory Tax Rate applicable to the Company changes during a fiscal year, the Net Income target for such year shall be adjusted pro-rata for such portion of the fiscal year that each Federal Statutory Tax Rate was in effect. "Federal Statutory Tax Rate" as used in this Plan shall mean the highest federal marginal tax rate applicable to the Company for a stated fiscal year (or portion thereof). "Effective Federal Tax Rate" as used in this Plan shall mean the quotient obtained by dividing the Company's federal income taxes for a given year by its income before federal income taxes for the same year, multiplied by 100.

     5. ALLOCATION. The Bonus Pool created in respect of any fiscal year shall be allocated among the Participants in the manner established by the Committee prior to the beginning of such fiscal year; provided, however, that the Committee in its sole discretion may reduce at any time, including during or following the fiscal year, the amount of the bonus payable to any or all participants in respect of such fiscal year. No bonus shall be payable to any Participant unless he is employed by the Company on the last day of the fiscal year, unless the Participant's employment was terminated because of his death, disability or retirement after attaining age 55 and the completion of 10 years of continuous service with the Company, in which event the Participant will be entitled to a pro-rata portion of the bonus otherwise payable in respect of that fiscal year, subject to the Committee's discretion as set forth in the proviso to the preceding sentence. Any portion of the Bonus Pool that is not paid to a Participant in respect of any fiscal year shall not be paid to any Eligible Employee.

     6. CERTIFICATION. Prior to payment of a bonus in respect of a fiscal year, the Committee must certify in writing as to the satisfaction of and compliance with the performance goals and other material terms of the Plan for that fiscal year.

     7. AMENDMENT OR TERMINATION. The Committee may amend or terminate the Plan at any time in its discretion; provided, however, that no amendment or termination of the Plan may affect any award made under the Plan prior to that time.

     8. SHAREHOLDER APPROVAL. The adoption of this Plan is subject to the approval of the shareholders of the Company.

                             Appendix

                  Map to Wendy's International, Inc.
                    Annual Meeting of Shareholders
                           Columbus, Ohio

A map showing the location of the Wendy's International, Inc. Annual Meeting of Shareholders is included as the back cover page of the Proxy
Statement. This map shows the location of the Annual Meeting of Shareholders in relation to the major highways in Columbus, Ohio and Port Columbus International Airport.

                       Monday, May 2, 1994
Meeting begins at 10:00 a.m. Doors open at 9:30 a.m.
Holiday Inn   Worthington   175 Hutchinson Avenue   (614) 885-3334.
For further information, call 1-800-443-7266 and ask for extension 3251.

                          WENDY'S INTERNATIONAL, INC.

       PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS OF THE COMPANY FOR
                           ANNUAL MEETING MAY 2, 1994

          The undersigned hereby constitutes and appoints R. David Thomas, James W. Near and John K. Casey, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Wendy's International, Inc. to be held at the Holiday Inn-Worthington, 175 Hutchinson Avenue, Columbus, Ohio 43235, on Monday, May 2, 1994, and at any adjournments thereof, on all matters coming before said meeting.

          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR APPROVAL OF INDEPENDENT ACCOUNTANTS, FOR APPROVAL OF AMENDMENTS TO THE 1978 STOCK OPTION PLAN, FOR APPROVAL OF AMENDMENTS TO THE 1982 STOCK OPTION PLAN, FOR APPROVAL OF AMENDMENTS TO THE 1984 STOCK OPTION PLAN, FOR APPROVAL OF AMENDMENTS TO THE 1987 STOCK OPTION PLAN, FOR APPROVAL OF AMENDMENTS TO THE 1990 STOCK OPTION PLAN AND FOR APPROVAL OF THE PERFORMANCE GOALS OF THE SENIOR EXECUTIVE EARNINGS MAXIMIZATION PLAN.

      COMMENTS: (Change of address)

      --------------------------------------------------------------------

      --------------------------------------------------------------------

      --------------------------------------------------------------------
      (IF YOU HAVE WRITTEN IN THE ABOVE SPACE, PLEASE MARK THE
      CORRESPONDING BOX ON THE REVERSE SIDE OF THE CARD)
                                                            /  SEE REVERSE  /
                                                            /    SIDE       /

/ X /   PLEASE MARK YOUR ----                                                              |
        VOTES AS IN THIS |                                                                 |
        EXAMPLE.                                                                           ---------

NOMINEES: Fielden B. Nutter, Sr., James W. Near, James V. Pickett, and Thomas F.
          Keller


                     FOR           WITHHELD                                        FOR       AGAINST     ABSTAIN

1. Election of      / /           /  /                     2. Approval of          /  /      /  /        /  /
   Directors                                                  Independent
                                                              Accountants

FOR, except vote withheld from the following nominee(s):   3. Approval of         /  /       /  /        /  /
                                                              amendments to
                                                              the 1978 Stock
                                                              Option Plan
- --------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES
FOR DIRECTORS AND FOR PROPOSALS 2 THROUGH 8.


                                             FOR          AGAINST      ABSTAIN
          4. Approval of amendments          /  /         /  /         /  /
             to the 1982 Stock Option
             Plan

          5. Approval of amendments         /  /         /  /          /  /
             to the 1984 Stock Option
             Plan

          6. Approval of amendments        /  /         /  /          /  /
             to the 1987 Stock Option
             Plan

          7. Approval of amendments       /  /         /  /          /  /
             to the 1990 Stock Option
             Plan

8. Approval of the performance goals     /  /         /  /          /  /
   of the Senior Executive Earnings
   Maximization Plan

9. In their discretion, the proxies                       Change of /  /
   are authorized to vote on such                  Address/comments
   other business as may properly                   on reverse side
   come before the meeting


SIGNATURE(S)_____________________________________________ DATE ___________        I plan to /  /     I do not /  /
NOTE: Please sign exactly as name appears hereon. Joint owners should each           attend           plan to
      sign. When signing as attorney, executor, administrator, trustee              meeting            attend
      or guardian, please give full title as such. I hereby revoke all                                meeting
      proxies heretofore given by me to vote at said meeting or any adjournments thereof.
